                                                                    Exhibit 10.6









                                 GROUND LEASE

                                    between

                       [______________________________,]

                                 as Landlord,

                                      and

                Fairfield Inn by Marriott Limited Partnership,

                                  as Tenant.

                               TABLE OF CONTENTS


                                                         Page
                                                         ----

ARTICLE I - DEFINITIONS

       1.01   Definition of Terms......................    1

ARTICLE  II - LEASE

       2.01   Lease of Premises........................    8

ARTICLE III - TERM AND TERMINATION

       3.01   Term.....................................    9
       3.02   Termination Because of Management
              Agreement................................    9
       3.03   Tenant's Option to Purchase Landlord's
              Interest.................................    9
       3.04   Tenant's Right of First Refusal..........   13
       3.05   Procedure on Termination or Expiration...   16
       3.06   Disputes.................................   16

ARTICLE IV -  RENTAL
        4.01  Rental...................................   17
        4.02  Payment of Rental........................   17
        4.03  Place and Method of Payment of Rental....   19
        4.04  Adjustment to Percentage Rental..........   19
        4.05  Records and Reports of Gross Revenues....   19

                                                         Page
                                                         ----

ARTICLE V - USE AND OCCUPANCY

        5.01  Quiet Possession.........................   21
        5.02  Use and Indemnification..................   22
        5.03  Permits..................................   22
        5.04  Easements................................   22
        5.05  Improvements and Personal Property.......   23
        5.06  Liens....................................   24
        5.07  Licenses and Permits.....................   24
        5.08  Maintenance..............................   24
        5.09  Compliance with Laws.....................   25
        5.10  Impositions..............................   25
        5.11  Utility Payments.........................   27
        5.12  Right to Contest Impositions and
              Utility Payments.........................   27
        5.13  Failure to Make Payments.................   27
        5.14  Change in Use............................   28

ARTICLE VI - LEASEHOLD MORTGAGES

        6.01  Leasehold Mortgages......................   30
        6.02  Rights of Leasehold Mortgagees...........   30
        6.03  Right to a New Lease.....................   34
        6.04  Limitation on Leasehold Mortgagees.......   34
        6.05  Communications with Leasehold Mortgagees.   35
        6.06  Termination by Tenant....................   35
        6.07  No Merger................................   35

                                                         Page
                                                         ----

        6.08  Mortgage Fees and Expenses...............   36
        6.09  Equipment Leasing........................   36

ARTICLE VII - INSURANCE, DAMAGE, AND DESTRUCTION

        7.01  General Liability and Workers'
              Compensation.............................   37
        7.02  Property and Business Interruption
              Insurance.................................  37
        7.03  Coverage and Certificates.................  38
        7.04  Management Agreement; Insurance Following
              Change of Use.............................  38
        7.05  Damage or Destruction.....................  39
        7.06  No Abatement of Rent......................  40

ARTICLE VIII - CONDEMNATION

        8.01  Definitions...............................  41
        8.02  Notice of Taking; Representation..........  42
        8.03  Total Taking..............................  43
        8.04  Substantial Taking........................  43
        8.05  Partial Taking............................  43
        8.06  Temporary Taking..........................  44
        8.07  Disputes in Division of Award.............  44
        8.08  Leasehold Mortgagee to Hold Awards........  44

                                                         Page
                                                         ----

ARTICLE IX - ARBITRATION; APPRAISAL

        9.01  Arbitration..............................   45
        9.02  Appraisal................................   46

ARTICLE X - DEFAULT

       10.01  Events of Default........................   48
       10.02  Landlord's Rights Upon an Event of
              Default..................................   48
       10.03  Tenant's Rights Upon an Event of Default.   49
       10.04  Implied Waiver...........................   49

ARTICLE XI - ASSIGNMENT AND SUBLETTING

       11.01  Binding Effect...........................   50
       11.02  Assignment...............................   50
       11.03  Subletting...............................   51

ARTICLE XII - MISCELLANEOUS

       12.01  Brokers' Fees............................   52
       12.02  Gender and Number........................   52
       12.03  Notices..................................   53
       12.04  Applicable Law...........................   53
       12.05  Partial Invalidity.......................   53
       12.06  Authority to Execute.....................   53
       12.07  Recording................................   53

                                                         Page
                                                         ----
       12.08  Headings.................................   53
       12.09  No Partnership...........................   53
       12.10  Estoppel Certificates; Other
              Information..............................   54
       12.11  Holding Over.............................   54
       12.12  Limited Liability........................   55
       12.13  Attorneys' Fees..........................   55
       12.14  Exhibits.................................   55
       12.15  Entire Agreement; Merger; Amendment......   55
       12.16  Successors and Assigns...................   55
       12.17  Conveyance by Landlord...................   56


EXHIBIT A - Rental

EXHIBIT B - Leased Premises

EXHIBIT C - Encumbrances

                                  GROUND LEASE

             This GROUND LEASE (this "Lease") is executed as of the ____ day of _______________, 19__ (the "Effective Date") by ____________________, a
Delaware corporation with offices at 10400 Fernwood Road, Bethesda, Maryland 20817 (the "Landlord"), and FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership with its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817 (the "Tenant").


                                   ARTICLE I

                                  Definitions
                                  -----------

             1.01.  Definition of Terms
                    -------------------

             As used in this Lease, the following terms have the meanings indicated below:

                    "Accounting Period" means a four (4) week accounting
                     -----------------
period, the first of which during any full Fiscal Year shall begin on the first day (Saturday) of such Fiscal Year and shall end on the fourth following Friday. There shall be thirteen (13) consecutive four-week Accounting Periods in each full Fiscal Year, except that the last Accounting Period in a Fiscal Year may occasionally contain five (5) weeks when necessary to conform the accounting system to the calendar. During any Partial Fiscal Year, the beginning and ending dates of the Accounting Periods shall be determined as if such Partial Fiscal Year had begun or ended as a full Fiscal Year. Any period between the Effective Date and the beginning of the first full Accounting Period thereafter and any period between the end of the last full Accounting Period and the expiration or termination of this Lease shall be considered a "Partial
                                                               -------
Accounting Period."
-----------------

                    "Affiliate" means, as to any party, any Person that owns or
                     ---------
controls, is owned or controlled by, or is under common control with such party or any successor to such party or its respective subsidiary(ies) or parent(s).

                    "Award" has the meaning given it in Section 8.01(f).
                     -----

                    "Bans Fide Institutional Lender" means (i) a state or
                     ------------------------------
federally chartered bank, trust company, savings and loan association, or building loan association (whether acting individually or in any fiduciary capacity) or any foreign chartered bank, trust company or financial institution qualified to do business in the United States of America or any political subdivision thereof (whether acting individually or in any fiduciary capacity), (ii) an insurance company,
(iii) an educational institution, (iv) a profit-sharing or employees' pension trust or fund or the like, (v) a real estate investment trust, (vi) a federal, state, or local government or quasi-governmental department, agency, or other subdivision thereof, (vii) Landlord or an Affiliate of Landlord, or (viii) Tenant or an Affiliate of Tenant or any subsequent tenant that takes back a mortgage or deed of trust in connection with an assignment of Tenant's interest in this Lease under Article XI.

                  "Business Day" means any day other than Saturday,
                   ------------
Sunday, or a legal holiday in the state in which the Leased Premises are located.

                  "Closing Date" has the meaning given it in Section 3.03(a)(1).
                   ------------

                  "Conversion Date" has the meaning given it in Section 5.14(a).
                   ---------------

                  "Default" has the meaning given it in Section 10.01.
                   -------

                  "Default Date" has the meaning given it in Section 6.02(a).
                   ------------

                  "Effective Date" has the meaning given it in the Preamble.
                   --------------

                  "Election Period" has the meaning given it in Section 3.04.
                   ---------------

                  "Equipment Lessor" has the meaning given it in Section 6.09.
                   ----------------

                  "Event of Default" has the meaning given it in Section 10.01.
                   ----------------

                  "Exercise Notice" has the meaning given it in Section 3.03(a).
                   ---------------

                  "FF&E" means furniture, furnishings, fixtures, vehicles,
                   ----
carpeting and equipment, including communication and computer systems, located on the Leased Premises and used or useful in the operation of the Hotel.

                  "Fee Mortgage" has the meaning given it in Section 5.01(b).
                   ------------

                  "Fiscal Year" means a fifty-two (52) or fifty-three (53)
                   -----------
week period that ends at midnight on the Friday closest to December 31st; the next Fiscal Year begins on the Saturday immediately following said Friday. Any period between the Effective Date and the beginning of the first full Fiscal Year thereafter and any period between the end of the last full Fiscal Year and the expiration or termination of this Lease shall be considered a "Partial
                                                                   -------
Fiscal Year." Landlord may change the Fiscal Year; provided, however, if
-----------                                        --------  -------
Landlord's Year is changed, appropriate adjustments to this Lease's accounting and reporting procedures and the procedures for the payment of Rental and other sums due and payable hereunder shall be made. No such change or adjustment, however, shall in any way alter the Term or increase or reduce the Rental due Landlord or materially alter the frequency and amounts of any payments due hereunder.

                  "Governmental Authority" means any nation or government, any
                   ----------------------
state, local, or political subdivision thereof, any court, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitrations panels, agencies, and any corporation, authority or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

                  "Gross Revenues" means, for each Fiscal Year or Partial
                   --------------
Fiscal Year and for all Accounting Periods to date within each Fiscal Year or Partial Fiscal Year, all revenues and receipts of every kind derived from operating the Hotel and all departments and parts thereof, including but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, meeting rooms, and space of every kind; license, lease and concession fees and rentals (not including gross receipts of any licensees, lessees and concessionaires); income from vending, facsimile and copy machines; wholesale and retail sales of merchandise (except as otherwise provided in Section 8.02C of the Management Agreement (or any similar provision of any replacement agreement) with respect to the sale of FF&E and except for wholesale sales of merchandise not generally related to the operation of the Hotel), service charges, and proceeds, if any, from business interruption or other loss of income insurance, all determined in accordance with generally accepted accounting principles; provided,
                                                          --------
however, that Gross Revenues shall not include (i) gratuities to
-------
employees of the Hotel or of the Management Company (or any successor or replacement manager); (ii) federal, state or municipal excise, sales or use taxes or similar assessments or Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) Net Refinancing Proceeds (as defined in the Management Agreement) or Net Sales Proceeds (as defined in the Management Agreement); (iv) proceeds from the sale of FF&E or other personal property used in the operation of the Hotel; (v) interest received or accrued with respect to the funds in the FF&E Reserve (as defined in the Management Agreement) or the other operating accounts of the operation of the Hotel; or (vi) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof (including, without limitation, commissions and discounts for prompt or cash payments).

             "Hotel" means the Fairfield Inn hotel constructed on the
              -----
Leased Premises, together with all structures, improvements and support and service facilities related thereto and with any and all fixtures, equipment and machinery of every kind and nature whatsoever now or hereafter affixed or attached thereto, or now or hereafter used or procured for use in connection with the operation, use or occupancy thereof, and the appurtenances thereto.

             "Impositions" has the meaning given it in Section 5.10(a).
              -----------

             "Improvements" means the Hotel and/or any Subsequent Improvements.
              ------------

             "Landlord" has the meaning given it in the Preamble.
              --------

             "Landlord's Interest" has the meaning given it in Section 3.03(a).
              -------------------

             "Landlord's Option" has the meaning given it in Section 6.10(a).
              -----------------

             "Lease Interest Rate" means the prime rate of interest announced
              -------------------
from time to time by The First National Bank of Chicago as its prime or base lending rate, plus one (1) percentage point.

         "Leased Premises" means the parcel of land described in Exhibit B,
          ---------------                                        ---------
together with all of the rights, and easements appurtenant thereto, but not including the Improvements.

         "Leasehold Mortgage" has the meaning given it in Section 6.01(a).
          ------------------

         "Leasehold Mortgagee" has the meaning given it in Section 6.01(a).
          -------------------

         "Leasehold Mortgagee's Notice" has the meaning given it in Section
          ----------------------------
6.10(a).

         "Major Casualty" has the meaning given to it in Section 7.05.
          --------------

         "Management Agreement" means that certain Management Agreement by and
          --------------------
between Fairfield Management Corporation, as Management Company, and Tenant, as Owner, dated as of __________ __, 1989.

         "Management Company" has the meaning given it in the Management
          ------------------
Agreement.

         "Minimum Rental" has the meaning given it in Exhibit A.
          --------------                              ---------

         "Mortgage Amount" means for all Leasehold Mortgages (i) the outstanding
          ---------------
principal amount of, plus accrued and unpaid interest and any penalties due on, all notes, bonds, or other amounts secured by Leasehold Mortgages given to evidence loan advances made to provide funds intended for the acquisition, construction, or refurbishing of the Improvements. FF&E, or other personal property or to be used for the business conducted on the Leased Premises and
(ii) all other charges under such Leasehold Mortgages reasonably allocable to the Leased Premises and the Leasehold Mortgagee's reasonable costs and expenses of enforcing or collecting any of the foregoing (including, without limitation, reasonable attorneys' fees and expenses).

         "Notice of Intended Taking" has the meaning given it in Section
          -------------------------
 8.01(e).

         "Offering Notice" has the meaning given it in Section 3.04(a).
          ---------------

         "Other Ground Leases" has the meaning given it in Section 4.02(d).
          -------------------

         "Other Hotels" has the meaning given it in Section 4.02(d).
          ------------

         "Partial Accounting Period" has the meaning given it in the definition
          -------------------------
of "Accounting Period".
    -----------------

         "Partial Fiscal Year" has the meaning given it in the definition of
          -------------------
"Fiscal Year".
 -----------

         "Partial Taking" has the meaning given it in Section 8.01(d).
          --------------

         "Percentage Rental" means for each Fiscal Year or Partial Fiscal Year
          -----------------
during the Term, an amount equal to Gross Revenues for such Fiscal Year or Partial Fiscal Year multiplied by the percentage shown for such Fiscal Year or Partial Fiscal Year in Exhibit A.
                       ---------

         "Permitted Title Exceptions" has the meaning given it in Section
          --------------------------
5.01(a).

         "Person" means any individual, corporation, partnership, trust,
          ------
business trust, joint stock company, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

         "Price Index" means at any time the "Consumer Price Index for All
          -----------
Consumers (CPI-U); U.S. City Average, 1982-84=100, all Items" (or appropriate substitute index if such index is no longer published) for the later of (a) January 1990 or (b) the January immediately preceding the time the Price Index is to be determined.

         "Qualified Arbitrator" has the meaning given it in Section
          --------------------
9.01(c).

         "Rental" means for any Fiscal Year or Partial Fiscal Year the greater
          ------
of Minimum Rental or Percentage Rental for such Fiscal Year or Partial Fiscal Year, as provided in Article IV and Exhibit A.
                                    ----------

         "Subsequent Improvements" means improvements of any kind made after
          -----------------------
the Effective Date on the Leased Premises, including any additions, replacements, renovations, or construction or reconstruction of (i) the Hotel building's structure or its mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation systems, or (ii) any other structure or improvement located on the Leased Premises, together with any and all fixtures, equipment and machinery of every kind and nature whatsoever now or hereafter affixed or attached thereto, or now or hereafter used or procured for use in connection with the operation, use or occupancy thereof, and the appurtenances thereto.

         "Substantial Taking" has the meaning given it in Section 8.01(c).
          ------------------

         "Taking" has the meaning given it in Section 8.01(a).
          ------

         "Tenant" means Fairfield Inn by Marriott Limited Partnership, a
          ------
Delaware limited partnership (which is sometimes hereinafter referred to as the "initial Tenant"), its successors and assigns.

         "Tenant's Net Cash Flow" shall mean, for purposes of Fiscal Years 1993,
          ----------------------
1994, 1995 and 1996 and all Accounting Periods to date in each such Fiscal Year, an amount (which may be a negative number) equal to (a) Operating Profit (or Operating Loss, as the case may be, in which case such loss shall be treated as a negative number) of the Hotel and the Other Hotels for such Fiscal Year; minus
                                                                           -----
(b) the Rental hereunder and under the Other Ground Leases for such Fiscal Year;

minus (c) Qualifying Debt Service for such Fiscal Year; minus (d) an allowance
-----                                                    -----
of $315,000 for 1993, $330,000 for 1994, $345,000 for 1995 and $360,000 for
1996. Tenant's Net Cash Flow is computed after any advances under the Limited Debt Service Guarantee (as defined in the Management Agreement). For purposes hereof, the terms "Operating Profit," "Operating Loss" and "Qualifying Debt Service" have the meanings given them in the Management Agreement.

         "Term" has the meaning given it in Section 3.01.
          ----

         "Total Taking" has the meaning given it in Section 8.01(b).
          ------------


                                END OF ARTICLE I

                                  ARTICLE II

                                     Lease
                                     -----

         2.01  Lease of Premises
               -----------------

         In consideration of the Rental to be paid and the mutual covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Leased Premises, on and subject to the terms and conditions of this Lease.


                               END OF ARTICLE II

                                   ARTICLE III

                              Term and Termination
                              --------------------

         3.01  Term
               ----

         This Lease shall begin on the Effective Date and shall continue, unless sooner terminated, until November 30, 2088 (the "Term").

         3.02  Termination Because of Management Aareement
               -------------------------------------------

         In the event that the Management Agreement (a) expires or (b) is terminated (i) as a result of a default by the Management Company thereunder or
(ii) pursuant to Section 4.02 of the Management Agreement (or any successor provision), and Tenant shall elect to cease to have the Leased Premises operated as a Hotel, Tenant shall have the option, exercisable within sixty (60) days before or after such event and on no less than thirty (30) days prior written notice to Landlord, to terminate this Lease as of the date set forth in such notice. Upon such termination, Tenant shall (x) obtain the release of any Leasehold Mortgages and (y) pay Landlord all Rental and other sums due under this Lease to the date of such termination. The parties shall cooperate in executing promptly and recording any documents necessary for a smooth termination of this Lease and in effectuating, at Tenant's expense, all steps necessary to convey or reconvey to Landlord the Improvements and the full interest in the Leased Premises that Landlord had before the execution of this Lease. In the event that the Lease is terminated pursuant to this Section 3.02 in connection with a default by the Management Company under the Management Agreement, Landlord shall pay to Tenant promptly upon the conveyance of the Improvements to Landlord the fair market value of the Improvements as of the date of termination of this Lease. In the event the parties cannot agree to the fair market value of the Improvements within thirty (30) days after Landlord's receipt of Tenant's notice delivered hereunder, such fair market value shall be determined in accordance with Section 9.02 hereof.

         3.03  Tenant's Option to Purchase Landlord's Interest
               -----------------------------------------------

         3.03(a) At any time after September 30, 1999, in connection with a sale by the initial Tenant of the Improvements, the initial Tenant (or, in the event Sumitomo Trust & Banking Co. (U.S.A.) ("Sumitomo") becomes the Tenant hereunder, Sumitomo, but no assignee thereof and, except as provided in Section 3.03(c), no subsequent Tenant) shall have the option to purchase all of Landlord's right, title and interest in and to the Leased Premises, as encumbered by this Lease, and Landlord's residual interest in the Improvements ("Landlord's Interest"). Tenant (which, for purposes of this Section 3.03 only, shall mean the initial Tenant or a subsequent Tenant only under the conditions set forth in Section 3.03(c), as the context may require) shall give Landlord at least thirty (30) days prior written notice (the "Exercise Notice") of Tenant's intent to exercise its option to purchase Landlord's Interest. Landlord shall then sell the Landlord's Interest to Tenant, and Tenant shall purchase the Landlord's Interest, as set forth below:

          (1) The closing of the purchase and sale of Landlord's Interest shall occur on the date set forth in the Exercise Notice or on such other date as the parties may agree (the "Closing Date") at the Landlord's principal place of business or at such other place as the parties may agree;

          (2) The purchase price shall be equal to the greater of (i) the amount of ____________________ Dollars ($_______), increased annually by the actual percentage increase in the Price Index from January 1, 1990 plus one percentage point, or (ii) $__________, and shall be paid in cash or immediately available funds on the Closing Date;

          (3) Landlord shall convey to the Tenant or Tenant's designee good and marketable fee simple title to the Leased Premises by special warranty deed (or other similar deed containing covenants against acts of the grantor customary in the State where the Leased Premises are located or, in the event it is customary in such State to use a general warranty deed, by a general warranty deed or similar deed containing the full English covenants of title), subject only to
(i) Permitted Title Exceptions, (ii) any other liens, encumbrances, easements, or restrictions Tenant or Tenant's designee may agree to in writing after the Effective Date or which are attributable to or arise from acts or omissions of third parties, other than Landlord or its Affiliates (other than Tenant), after the Effective Date and for which Tenant or Tenant's designee may be responsible under applicable law, excluding any mortgages or other monetary liens that are the responsibility of Landlord, which shall be removed of record and satisfied by Landlord at the closing, and (iii) condemnation, rezoning or other acts of the police power of any Governmental Authority having jurisdiction over the Leased Premises;

          (4) Landlord shall provide Tenant or Tenant's designee with any affidavit or other documentation reasonably requested by Tenant under Section 1445 of the Internal Revenue

Code of 1986 (or related or successor provisions of the Internal Revenue Code) to establish that Landlord is not a foreign person for the purposes of such Act;

          (5) Tenant or Tenant's designee shall have obtained the release of all Leasehold Mortgages affecting the Leased Premises or the consent of all Leasehold Mortgagees under any Leasehold Mortgages not so released, as required by Section 6.07; and

          (6) Landlord may elect to structure Tenant's or Tenant's designee's acquisition of the Leased Premises pursuant to this Section 3.03 as a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, or any similar future provision, and Tenant agrees to use reasonable good faith efforts to help or cause Tenant's designee to help accomplish Landlord's tax-deferred like-kind exchange and to take all reasonable and appropriate actions, including acquiring real property designated by Landlord; provided, however, that (i) such like exchange will in no way restrict, impede, delay or otherwise be inconsistent with the sale by Tenant of the Improvements, (ii) Tenant's or Tenant's designee's costs of acquisition of Landlord's Interest shall not thereby be increased, (iii) Landlord shall indemnify Tenant or Tenant's designee for any losses, liabilities, obligations, or claims that Tenant or Tenant's designee, acting in good faith, incurs or suffers solely as a result of its execution of any document in connection with or in any way being involved with such like-kind exchange, and (iv) Tenant or Tenant's designee shall not incur any cost or expense related to such exchange unless simultaneously reimbursed therefor by Landlord.

         3.03(b) At the closing of the sale of Landlord's Interest, Landlord and Tenant (or Tenant's designee) each shall represent and warrant with respect to itself, as applicable, that:

          (1) It is duly organized, validly existing, and in good standing under the laws of its state of organization and that it is qualified to do business, to the extent required, in the state where the Leased Premises are located;

          (2) It has the full right and power to enter into and perform its obligations related to the purchase and sale of Landlord's Interest;

          (3) The execution of any documents related to the purchase and sale of Landlord's Interest and of the transactions contemplated thereby do not violate any law or any order of any court or Governmental Authority with proper jurisdiction; result in a breach or default under any contract or other binding commitment; or require any consent or vote that has not been taken or given, or at the time of the transaction involved, shall not have been taken or given; and

          (4) It is not aware of any suits, arbitrations, proceedings, or investigations of any Governmental Authority that are pending or threatened against it that may adversely and materially affect its right to enter into and consummate such transaction in accordance with the terms of this Lease.

         3.03(c) The initial Tenant (and any subsequent Tenant acquiring the Improvements prior to September 30, 1999) may assign its right to purchase Landlord's Interest to a purchaser of the Improvements sold subject to this Lease prior to September 30, 1999, in which event the right to purchase Landlord's Interest may be exercised by such purchaser or its successors or assigns at any time during the period from September 30, 1999 to September 30, 2001 on the same terms as set forth in Sections 3.03(a) and 3.03(b) as if such purchaser were the initial Tenant hereunder. Subsequent to September 30, 2001, such purchaser or its successors or assigns shall have no right to purchase Landlord's Interest.

         3.03(d) Except as set forth in Section 3.03(c), the option to purchase set forth in this Section 3.03 shall survive for so long as Tenant leases the Leased Premises; provided, however, that if the duration of such period would render the provisions of this Section 3.03 or the rights of Tenant hereunder invalid or unenforceable under the rule against perpetuities as applied in the jurisdiction in which the Leased Premises are located, then this option to purchase shall be effective only until the expiration of the longest of the following periods which shall be valid under the rule against perpetuities as applied in such jurisdiction: (i) the period ending twenty-one (21) years after the death of the last to survive of the legitimate natural or adopted children and grandchildren of U.S. Presidents Kennedy, Johnson, Nixon, Ford, Carter, Reagan and Bush alive on the date hereof; (ii) twenty-one (21) years after the Effective Date; or (iii) such other term as may be statutorily prescribed in such jurisdiction. It is the express intent of Landlord and Tenant that the provisions of this Section 3.03 and the rights of Tenant hereunder shall be exercisable and enforceable by Tenant to the fullest extent permitted by the laws of such jurisdiction.

         3.04  Tenant's Right of First Refusal
               -------------------------------

         3.04(a) Landlord shall not sell or transfer, or attempt to sell or transfer, any right, title or interest in the Leased Premises, or any part thereof, without first offering such right, title or interest to Tenant in accordance with the provisions of this Section 3.04, any such sale or transfer without compliance in full with the terms of this Section 3.04 being hereby rendered null and void. Subject to the terms of this Section 3.04, if Landlord receives a bona fide offer from a Person which is not an Affiliate (a "third-party offer") to purchase or acquire any right, title or interest in the Leased Premises or any part thereof, and Landlord intends to accept such offer, Landlord shall cause such offer to be reduced to writing and shall give written notice thereof to Tenant stating the name of the prospective purchaser and the price and all conditions of such proposed sale, together with a copy of the third-party offer and all other information reasonably requested by Tenant and reasonably available to Landlord (the "Offering Notice"). Within thirty (30) days after the date of receipt of Landlord's written notice and such other information (the "Election Period"), Tenant shall elect, by written notice to Landlord, one of the following alternatives:

          (1) To purchase Landlord's Interest at the same price and on the same terms and conditions (including timing and manner of payment) as those set forth in the third-party offer or on other terms mutually acceptable to Landlord and Tenant, in which event Landlord and Tenant shall promptly enter into an agreement for such sale consistent with the terms and conditions of the third-party offer and shall finalize the sale within the time period allowed in such third-party offer (but in no event earlier than ninety (90) days after the end of the Election Period); provided, however, Tenant shall not be required to
                         --------- -------
acquire the Leased Premises upon terms and conditions of any third-party offer the consideration for which is not practicably obtainable by Tenant (such as, by way of example, but not of limitation, specified land, stock in a closely-held corporation, or stock in a publicy-held corporation that cannot be acquired by Tenant without an increase in the trading price thereof or without registration or filing under any federal or state securities laws), but Tenant shall have the right to acquire the Leased Premises upon terms and conditions (including consideration) reasonably equivalent to those contained in such offer; and the failure of Tenant to acquire the Leased Premises on such reasonably equivalent terms or conditions shall not permit Landlord to transfer the Leased Premises pursuant to Section 3.04(b).

          (2) To consent to such sale and to the assignment of this Lease to such purchaser, provided that (A) such sale shall be made at a price which is not less than 98% of the price and otherwise on terms and conditions not less favorable to Landlord than those set forth in the Offering Notice (but no such sale may be made at a price less than 98% of the price or on terms and conditions less favorable to Landlord than those set forth in the Offering Notice without delivering to Tenant a revised Offering Notice in which event Tenant shall have the right for ten (10) Business Days to purchase at the revised price or on the revised terms and (B) concurrently with the consummation thereof the purchaser shall, by appropriate instrument in form and content reasonably satisfactory to Tenant, assume all of Landlord's obligations hereunder. If a sale is not effected in accordance with the foregoing condition, Tenant shall again be entitled to receive an Offering Notice before Landlord transfers any interest in the Leased Premises to a Person other than an Affiliate. Landlord shall not have the right to sell a partial interest in its estate, and any sale not made in compliance with the provisions of this Section 3.04(a)(2) shall be void and of no force or effect. Neither the consent by Tenant to the sale by Landlord of Landlord's Interest, nor such sale, shall relieve Landlord from its obligations under this Lease for any acts or omissions of Landlord before consummation of such approved sale and assignment and such sale shall not relieve the purchaser of its obligations as a successor to Landlord under this Lease, including, without limitation, the obligations set forth in Sections 3.03 and 3.04. An executed original of such assumption agreement and any purchase and sale agreement between Landlord and such purchaser shall be delivered promptly to Tenant.

         3.04(b) If Tenant shall fail to elect either of the above alternatives within the Election Period as set forth in Section 3.04(a), Tenant shall be conclusively deemed to have elected the option set forth under Section 3.04(a)(2), and the provisions thereof shall prevail as if Tenant had consented in writing thereto.

         3.04(c) The closing date of any acquisition of the Leased Premises by Tenant hereunder shall be on the date fixed in the third-party offer unless such date would occur prior to the expiration of ninety (90) days after the last day of the Election Period, in which event the closing date shall occur on the Business Day on or next following such ninetieth (90th) day or on such other date to which Tenant and Landlord may agree.

         3.04(d) If Tenant shall fail to elect to acquire the Leased Premises pursuant to Section 3.04(a)(1), or shall fail to close the acquisition on the date required by Section 3.04(c)(other than any failure resulting from causes outside Tenant's reasonable ability to control), then Landlord shall be free, for a period of one hundred fifty (150) days after either such failure, to transfer the Leased Premises (or right or interest therein), subject to this Lease, to the bona fide third-party offeror for the price and on the terms and conditions contained in the third-party offer. If the Leased Premises (or right or interest therein) are not so transferred by the Landlord within such one hundred fifty (150) day period, all rights of the Landlord to transfer the Leased Premises (or right or interest therein) free of the foregoing restrictions shall terminate and the Leased Premises again shall be subject to the provisions of this Section 3.04.

         3.04(e) Unless otherwise expressly waived by Tenant in writing, the provisions of this Section 3.04 shall remain in effect and the rights granted hereunder shall be exercisable and enforceable by Tenant during the period commencing on the Effective Date and ending on the earlier of the date that Landlord first ceases to hold any right, title, or interest (including an interest as a creditor) in or to the Leased Premises; provided, however, that if
                                                      --------- -------
the duration of such period would render the provisions of this Section 3.04 or the rights of Tenant hereunder invalid or unenforceable under the rule against perpetuities as applied in the jurisdiction in which the Leased Premises are located, then such period shall continue only until the expiration of the longest of the following periods which shall be valid under the rule against perpetuities as applied in such jurisdiction: (i) the period ending twenty-one
(21) years after the death of the last to survive of the legitimate natural or adopted children and grandchildren of U.S. Presidents Kennedy, Johnson, Nixon, Ford, Carter, Reagan and Bush alive on the date hereof; (ii) twenty-one (21) years after the Effective Date; or (iii) such other term as may be statutorily prescribed in such jurisdiction. It is the express intent of Tenant and Landlord that the provisions of this Section 3.04 and the rights of Tenant hereunder shall be exercisable and enforceable by Tenant to the fullest extent permitted by the laws of such jurisdiction.

         3.04(f) Any failure of Tenant to exercise its right to purchase under this Section 3.04 shall have no effect on the option of Tenant and its successors to purchase the Leased Premises set out in Section 3.03, and the provisions of said Section 3.03 shall survive any sale or transfer of any right, title or interest in the Leased Premises.

         3.05  Procedure on Termination or Expiration
               --------------------------------------

         3.05(a) Except in the event of (i) a Total Taking, (ii) an Event of Default committed by Landlord, or (iii) a Termination of this Lease under Sections 3.03 or 3.04, upon the termination or expiration of this Lease for any reason, including termination under Section 3.02 or 7.05, Tenant shall:

          (1) Safeguard the Improvements (and if any of them are damaged or destroyed, protect the remainder from further harm) and convey them to Landlord, or

          (2) At Landlord's option, if, but only if, the Hotel no longer exists on the Leased Premises (or did not exist immediately prior to a casualty under Section 7.05), remove all Improvements and restore the Leased Premises to substantially the same unimproved condition as existed immediately before the construction of the Hotel.

         3.05(b) If (i) Tenant has complied with all its obligations hereunder,
(ii) this Lease remains in effect until the expiration of its full Term on November 30, 2088, and (iii) the Hotel or any portion thereof is still on the Leased Premises at that time, Landlord may not require the Hotel's removal.

         3.06  Disputes
               --------

         Any dispute under this Article III shall be settled by arbitration as provided in Section 9.01.

                               END OF ARTICLE III

                                   ARTICLE IV

                                     Rental
                                     ------

         4.01  Rental
               ------

         4.01(a) The obligation of Tenant to pay Rental shall commence on the Effective Date. Tenant shall pay Rental to Landlord for the Leased Premises beginning with the Effective Date and continuing for the remainder of the Term in the amounts set forth in Exhibit A, subject to the provisions of Section
                            ---------
4.02(d) hereof.

         4.01(b) Provided an Event of Default by Landlord shall not have occurred and be continuing hereunder, Tenant shall pay Rental to Landlord without setoff or deduction of any kind, and except as provided in Article VI, Landlord shall not be obligated to join in the execution of any Leasehold Mortgage.

         4.02  Payment of Rental
               -----------------

         4.02(a) Minimum Rental shall be paid twenty (20) days following the end of each Accounting Period or Partial Accounting Period, commencing with the first Accounting Period or Partial Accounting Period ending immediately after the Effective Date. Minimum Rental for any Partial Accounting Period shall be computed by multiplying the annual Minimum Rental for the Fiscal Year of which the Partial Accounting Period is a part by a fraction, the numerator of which is the number of days in such Partial Accounting Period and the denominator of which is three hundred and sixty-five (365).

         4.02(b) Any Minimum Rental due for any Partial Fiscal Year between the Effective Date and the beginning of the first full Fiscal Year shall be paid in the amounts and at the times as though such Partial Fiscal Year were a part of such first full Fiscal Year.

         4.02(c) Percentage Rental, if due and payable, shall be paid within twenty (20) days following the end of the third, sixth, ninth, and last Accounting Periods in each Fiscal Year (each a "Percentage Rental Payment Date") and shall be subject to annual adjustment pursuant to Section 4.05 hereof. For purposes of determining whether Percentage Rental is due and payable on a Percentage Rental Payment Date, Gross Revenues for the applicable Fiscal Year shall be determined on a cumulative basis.

         4.02(d) Notwithstanding anything to the contrary contained herein, in the event that Tenant's Net Cash Flow for 1993, 1994, 1995 or 1996 is less than $8,417,879 (which amount shall be prorated among the Accounting Periods to date in each such Fiscal Year) for any such Fiscal Year, then the Rental payable hereunder for such Fiscal Year (or all Accounting Periods to date in such Fiscal
Year) shall be reduced by an amount equal to the excess, if any, of the Hotel's pro rata share (calculated in the manner described below) of such shortfall in Tenant's Net Cash Flow over the Hotel's pro rata share of Base Management Fees (as defined in the Management Agreement) that are not required to be paid currently for such Fiscal Year as a result of the operation of Section 5.01D of the Management Agreement; provided, however, that such reduction in Rental hereunder shall not exceed an amount equal to (A) the maximum available amount remaining under the Development Fee Adjustment mechanism at the time of its expiration pursuant to Section 2.10 of the Purchase Agreement (but in no event greater than $8,000,000), minus (b) the total amount of Base Management Fees and
                          -----
Rentals hereunder and under the Other Ground Leases that is not paid currently during such four (4) Fiscal Year period as a result of the operation of this
Section 4.02(d), Section 4.02(d) of the Other Ground Leases and Section 5.01D of the Management Agreement, respectively. Within forty (40) days after the end of each Fiscal Year, Landlord and Tenant shall make any necessary adjustments in the amount of Rental reductions required hereunder based upon the entire Fiscal Year. Any Rental which is not paid currently as a result of the operation of this Section 4.02(d) shall be payable, without adjustment for interest, out of the Hotel's pro rata share of any Capital Proceeds (as defined in the Management Agreement) from the Hotel or any Other Hotel to the extent remaining after initial Tenant's applications thereof in accordance with Sections 5.03 (1), (2),
(3), and (4) of the Management Agreement. For purposes of this Section 4.02(d), the term "pro rata share" shall mean a fraction, the numerator of which is the amount of Rental payable hereunder for the Fiscal Year or portion thereof in question but for the provisions of this Section 4.02(d), and the denominator of which is the Rental payable hereunder and under the Other Ground Leases for the Fiscal Year or portion thereof in question but for the provisions of this
Section 4.02(d) and Section 4.02(d) of the Other Ground Leases. For purposes hereof, the term "Other Ground Leases" means the Ground Leases between initial Tenant and Landlord relating to other Fairfield Inn by Marriott properties that are in effect between initial Tenant and Landlord at the time of any determination under this Section 4.02(d), and "Other Hotels" means the Fairfield Inn by Marriott properties leased under the Other Ground Leases. The provisions of this Section 4.02(d) shall apply only so long as the Leased Premises are leased hereunder by the initial Tenant.

         4.03 Place and Method of Payment of Rental
              -------------------------------------

         All Rental shall be paid in lawful money of the United States and shall be paid to Landlord at Landlord's address for receipt of notices or to such other Persons or addresses as Landlord may from time to time designate in writing.

         4.04  Adjustment to Percentage Rental
               -------------------------------

         If at any time under the law of the state where the Leased Premises are located it shall be illegal for Tenant to pay Percentage Rental based on its revenues from certain items (such as liquor sales), the parties shall exclude such items from the calculation of Gross Revenues and shall make a one (1) time adjustment in the percentage paid on the remainder of Gross Revenues in an amount sufficient for Percentage Rental to equal as closely as possible what it would have equaled absent such exclusion. Any dispute under this Section 4.04 shall be settled by arbitration in accordance with the provisions of Section 9.01.

         4.05  Records and Reports of Gross Revenues
               -------------------------------------

         4.05(a) Tenant shall keep at its principal office records of Gross Revenues for a period of not less than three (3) years after the expiration of the Partial Fiscal Year or Fiscal Year to which such records relate and on request shall furnish Landlord, at Tenant's expense, true and accurate statements thereof. Within ninety (90) days following the close of each Fiscal Year or Partial Fiscal Year after the Effective Date, Tenant shall deliver to Landlord a statement from Tenant's chief accounting officer or his designee certifying the Gross Revenues for such Fiscal Year. The parties shall promptly by cash payment make any adjustments in the total Rental paid for such Fiscal Year necessary because of the final Gross Revenues figures set forth in such statement. If Landlord desires at its own expense to audit such statement of Gross Revenues and supporting records, Landlord shall begin such audit within ninety (90) days following its receipt of such statement and complete such audit within ninety (90) days thereafter. If Landlord does not make such an audit, then such statement shall be deemed to be conclusively accepted by Landlord as being correct, and Landlord shall have no right thereafter, absent fraud on the part of Tenant or except as provided in Section 4.05(b), to question or examine the same. If the audit discloses an understatement of Gross Revenues, Tenant shall promptly pay Landlord any additional Rental found to be due, plus interest thereon at the Lease Interest Rate from the date such additional Rental should have been paid

(except to the extent that the failure to pay such Rental was the responsibility of the Management Company under the Management Agreement or of any other manager which is an Affiliate of Landlord under any replacement management agreement). If, however, the audit discloses that Tenant has overpaid Rental, the excess plus interest thereon at the Lease Interest Rate from the date of overpayment shall be applied to any amounts then due Landlord by Tenant, and the balance, if any, shall be promptly refunded by Landlord to Tenant. Any dispute concerning the correctness of an audit shall be settled by arbitration in accordance with
Section 9.01.

         4.05(b) If Landlord's audit discloses an error in total payment of Rental for any Partial Fiscal Year or Fiscal Year so audited that is in excess of five percent (5%) of the Rentals due for such Fiscal Year or Partial Fiscal Year, Tenant shall pay for the reasonable cost of Landlord's audit (except to the extent that the failure to pay such Rental was the responsibility of the Management Company under the Management Agreement or of any other manager which is an Affiliate of Landlord under any replacement management agreement). In addition, in such event, Landlord may audit the statement of Gross Revenues and supporting records for the two (2) preceding Fiscal Years. Landlord shall bear the cost of such audit, except for the cost for any such Fiscal Year in which the audit discloses an error in excess of five percent (5%) in the payment of Rental. Any error or dispute shall be handled as set forth in Section 4.05(a).

         4.05(c) This Section 4.05 shall not require Tenant to maintain records of Gross Revenues for any period after Tenant no longer uses the Leased Premises as a Hotel in accordance with Section 5.14.

         4.05(d) Landlord shall keep all information regarding Gross Revenues in confidence and shall not divulge such information to third parties, except that Landlord may disclose such information (i) to Landlord's lenders and other parties, such as Landlord's auditors, who have a reasonable need for it, and
(ii) as required by law; provided, however, that Landlord shall use its
                         --------- -------
reasonable best efforts to secure the agreement of any Person to whom such information is disclosed to keep such information in confidence.


                               END OF ARTICLE IV

                                   ARTICLE V

                               Use and Occupancy
                               -----------------

         5.01. Quiet Possession
               ----------------

         5.01(a) Quiet possession of the Leased Premises shall be delivered to Tenant on the Effective Date, and Tenant shall thereafter quietly hold, occupy, and enjoy the Leased Premises throughout the Term without any hindrance, ejection, or molestation by [any Person] [Landlord or any Person claiming or to claim by, through, or under Landlord]. Attached as Exhibit C is a list of
                                                   ---------
existing encumbrances to Landlord's fee title to the Leased Premises which Tenant has accepted (the "Permitted Title Exceptions").

         5.01(b) Landlord may mortgage its fee interest in the Leased Premises or its interest in the Rental and any other payments due under this Lease. The lien of any mortgage now or hereafter placed upon the fee title to the Premises (each a "Fee Mortgage") shall be subject and subordinate to this Lease or any new lease made pursuant to Section 6.03 and to the leasehold estates created hereby or thereby and to any amendments of this Lease or any such new lease; provided, however, that so long as any Fee Mortgage shall constitute a lien on the fee title to the Premises, no agreement hereafter made amending this Lease or any such new lease so as to (i) reduce the amount of the Minimum Rental payable hereunder, (ii) relieve Tenant from the obligation to make payment of any Imposition or to take out, pay for and maintain any of the insurance provided for in Article VII, (iii) make any change in this lease relating to the distribution of insurance proceeds or condemnation awards, or (iv) shorten or extend the term of this Lease or any such new lease, shall be binding upon the holder of any Fee Mortgage or upon grantee of any deed given in lieu of the foreclosure of any Fee Mortgage, or their successors or assigns, and any such holder or purchaser or grantee or their successors or assigns shall be entitled to enforce this Lease or any such new lease in accordance with its terms in effect prior to any such amendment. No holder of any Fee Mortgage shall disturb Tenant or any of Tenant's Leasehold Mortgagees, unless and only so long as an Event of Default by Tenant shall have occurred and be continuing hereunder. If Landlord so requests, Tenant shall agree, (x) to provide the holder of each Fee Mortgage with any notice it gives or is required to give Landlord under this Lease, provided Tenant is provided within an accurate address for the sending of such notice, (y) not to amend or otherwise modify this Lease in the respects set forth in clauses (i) through (iv) of the immediately preceding sentence, without obtaining the prior written consent of the holder of each Fee Mortgage, which consent shall not be unreasonably withheld, conditioned, or delayed, and (z) to provide any other reasonable assistance to to the holder of any Fee Mortgage as may be reasonably requested, provided that such assistance does not adversely affect Tenant's rights under this Lease or expose Tenant to any actual or potential liability or obligation other than as provided in this Lease.

         5.02  Use and Indemnification
               -----------------------

         5.02(a) Tenant shall use and occupy the Leased Premises for any lawful purposes in accordance with Section 5.09 and with the requirements of any insurer providing the coverage required by this Lease.

         5.02(b) Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims or liabilities arising out of Tenant's possession or use of the Leased Premises, except those arising from acts or omissions of Landlord or Landlord's Affiliates (other than Tenant) or the employees, officers, directors, representatives, agents or contractors thereof. Landlord shall indemnify, defend, and hold Tenant harmless from any and all claims or liabilities arising out of the use, ownership or occupancy of the Leased Premises prior to the Effective Date or after the expiration or earlier termination of this Lease or arising from acts or omissions of Landlord or Landlord's Affiliates (other than Tenant) or the employees, officers, directors, representatives, agents or contractors thereof.

         5.03  Permits
               -------

         At Tenant's request, Landlord shall join in or consent to any application for any sign or other permits to which Landlord's consent may be necessary or which may otherwise be reasonably requested by Tenant.

         5.04  Easements
               ---------

         Landlord shall grant (or join in granting) and, if necessary, modify or abandon such rights-of-way, easements, and other interests as may be required to provide the Leased Premises with ingress and egress, and/or electric, telephone, gas, water, sewer, and/or other public utilities useful or necessary for the proper development and operation of the Improvements.

         5.05  Improvements and Personal Property
               ----------------------------------

         5.05(a) Tenant shall have the right upon Landlord's prior consent (which consent shall pertain only to the methods and quality of the demolition, construction, or other work to be conducted on the Leased Premises and which consent shall not be unreasonably withheld, conditioned or delayed), subject to full compliance with applicable law, at any time and from time to time during the Term, to construct, alter, repair, remodel, or replace any Improvements and to demolish, raze, or otherwise remove the same; provided, however, that
                                                 --------- -------

Landlord's consent shall not be necessary if, following any such construction, alteration, repair, remodelling or replacement, the Improvements will continue to be operated as a Hotel. Title to all Improvements shall be vested in Tenant throughout the Term, and Tenant shall retain all rights to depreciation deductions and tax credits and all other rights and interests of whatever kind arising from or incidental to the ownership thereof. Nevertheless, subject to Sections 3.02, 3.03, 3.04 and 3.05(b) and Section 5.05(b) below, any Improvements remaining as of the expiration or termination of this Lease shall become part of the realty and the sole and absolute property of Landlord and shall be surrendered to Landlord at that time, free and clear of the liens of mortgages, deeds of trust, mechanics, laborers, or materialmen, and all other liens and encumbrances other than the Permitted Title Exceptions or any other liens or encumbrances incurred by or agreed to by Landlord or created under
Section 5.04.

         5.05(b) If a new lease is given to a Leasehold Mortgagee as provided in
Section 6.03, title to the Improvements shall vest in the Leasehold Mortgagee, its successors, and assigns. Upon expiration or termination of such new lease, title to any remaining Improvements shall vest in Landlord, except as set forth in any provision in such new lease similar to Sections 3.03, 3.04 or 3.05(b) hereof or this Section 5.05(b).

         5.05(c) All items of FF&E and other items of personal property purchased by Tenant for use on the Leased Premises shall be Tenant's property. Provided an Event of Default by Tenant shall not have occurred and be continuing, Tenant may remove from the Leased Premises all such FF&E and other items of personal property during the Term and shall repair at Tenant's cost any damage to the Leased Premises caused by such removal.

         5.06  Liens
               -----

         If at any time during the Term, any liens of mechanics, laborers, or materialmen shall be filed against the

Leased Premises or any part thereof relating to work performed on behalf of Tenant on the Leased Premises, Tenant shall, at its expense, cause the same to be discharged, by payment, bond, or otherwise as provided by law, within forty-five (45) days after Tenant receives notice that the lien was filed, except for such liens that may have been incurred by Landlord or which may arise from the acts or omissions of Landlord or Landlord's employees, officers, directors, representatives, agents or contractors. Nothing herein shall in any way prejudice the rights of Tenant to contest to final judgment or decree any such lien before payment thereof. Tenant, upon reasonable notice and written request from Landlord, shall also defend for Landlord, at Tenant's expense, any action, suit, or proceeding that may be brought against Landlord on or for the enforcement of any such lien and shall pay damages and satisfy and discharge any judgment entered in such action, suit, or proceeding and save Landlord harmless from any liability, claim, or damages resulting therefrom where such lien, judgment, suit, or proceeding arises from the acts of Tenant, its agents (other than the Management Company), employees, directors, officers, representatives or contractors and not from the acts or omissions of the Management Company or the Landlord or any of their employees, officers, directors, representatives, agents, or contractors.

         5.07  Licenses and Permits
               --------------------

         Tenant shall at its expense apply for and use its reasonable best efforts to keep in force all permits or licenses necessary for the operation of the Improvements. Landlord agrees on request of Tenant to sign promptly and without charge any applications for such licenses and permits as may be required by Tenant for the construction, conduct, or operation on the Leased Premises of the Improvements and generally to cooperate with Tenant, at Tenant's sole cost and expense, in making application for such licenses and permits at Tenant's reasonable request. Tenant shall save Landlord harmless from all liabilities, claims, costs, and expenses that Landlord may incur by reason of having signed any such application.

         5.08  Maintenance
               -----------

         Except as otherwise specifically provided herein, Tenant shall keep and maintain the Leased Premises and all Improvements in good repair and in a safe, clean, and sanitary condition, ordinary wear and tear excepted.

         5.09  Compliance with Laws
               --------------------

         5.09(a) Tenant shall comply in all material respects with all laws and regulation5 of governmental entities having jurisdiction Over the Leased Premises.

         5.09(b) Tenant may, after written notice to Landlord, by appropriate proceedings at Tenants expense, in Tenant's name, and/or wherever necessary in Landlord's name, contest in good faith the validity or enforcement of any such law or regulation, and Tenant may defer compliance with the same during such contest, provided Tenant diligently prosecutes such contest to a final determination by the authority having jurisdiction thereof, and provided such contest and deferment do not subject Landlord to any fine, cost or penalty, unless Tenant promptly pays such fine, cost or penalty (or posts sufficient bond to prevent Landlord from being subject to such liability), or to any other civil or criminal liability. In any such proceeding, Landlord shall provide Tenant, if so requested, reasonable assistance at Tenant's expense.

         5.10 Impositions
              -----------

         5.10(a) Subject to the other provisions of this Section 5.10, commencing as of the Effective Date, Tenant shall pay all real estate and personal property taxes, levies, assessments, and similar charges on or relating to the Leased Premises and the Improvements and taxes based on the Rental paid hereunder, whether assessed against Landlord or Tenant (the Impositions") for the remainder of the Term, and Tenant shall save Landlord harmless from any such charges and liability therefor. Subject to Section 5.12, provided Tenant is provided with bills or invoices therefor no fewer than fifteen (15) days before any Imposition is due, Tenant shall pay Impositions directly to the taxing authority making such levy, and, if Impositions may be paid in installments, Tenant may do so. Upon request, Tenant shall promptly deliver to Landlord copies of the official receipts of such taxing authorities or other proof evidencing timely satisfaction of Tenant's obligation to pay Impositions. Landlord shall cause the Leased Premises to be assessed as a separate and distinct tax lot and shall promptly forward any and all tax bills or related correspondence to Tenant. Notwithstanding the foregoing, it shall not be an Event of Default hereunder if any Imposition is not paid because the Management Company is in default of the Management Company's obligations under Section 13.01 of the Management Agreement.

         5.10(b) Tenant may endeavor at any time or times to obtain a reduction in the assessed valuation of the Leased

Premises for the purpose of reducing Impositions payable with respect thereto and, in such event. Landlord will Cooperate with Tenant, at Tenant's sole cost and expense, in effecting such a reduction, Any tax refund collected as a result of such reduction and attributable to the period within the Term hereof shall be delivered to and remain the Property of Tenant. Landlord shall not be required to join in any such action unless required by law and, in the event that Landlord does join in such action at the request of Tenant, Tenant shall indemnify and hold Landlord harmless from all costs, expenses, claims, losses, damages, or liabilities incurred by Landlord as a result thereof.

         5.10(c) To the extent that the same may be permitted under applicable law, Tenant shall have the right to apply for the conversion of any assessment for local improvements assessed during the Term in order to cause the same to be payable in annual installments, and Landlord agrees to permit any such application for conversion to be filed in Landlord's name (if necessary or desirable under applicable law) and to Cooperate with Tenant in connection therewith, In the event Tenant elects to pay Impositions in installments, Tenant shall be required to pay only such installments as may become due during the term of this Lease as the same respectively become due and before any interest or penalties may be added thereto for nonpayment thereof; and provided further, that any Imposition relating to a fiscal period of a taxing authority, a part of which period is included within the Term and a part of which is included in a period of time before the Effective Date or after the termination of this Lease, other than a termination of this Lease pursuant to an Event of Default under
Article X shall (whether or not such Imposition shall be assessed, levied, Confirmed, imposed or become a lien upon the Leased Premises, or shall become payable, during the term of this Lease) be appropriately prorated between Landlord and Tenant,

         5.10(d) Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay any Imposition in the nature of an income or gross receipts tax imposed because of (i) Landlord's receipt of Rental payments from Tenant, (ii) Landlord's ownership of the fee title to the Leased Premises, or
(iii) Landlord's interest in this Lease nor any municipal, state, or federal capital levy, excess profits, gift, estate, succession, inheritance or transfer taxes imposed on Landlord, nor any corporation franchise taxes imposed upon Landlord,

         5.10(e) Tenant shall comply with the provisions of any Leasehold Mortgage that requires the payment of Impositions into a separate tax escrow.

         5.11  Utility Payments
               ----------------

         Subject to Section 5.12, Tenant shall pay all charges, assessments, or taxes for gas, electricity, water, sewer, telephone, and other utility services incurred for the Leased Premises during the Term.

         5.12  Right to Contest Impositions and Utility Payments
               -------------------------------------------------

         Tenant may at any time in good faith and on reasonable grounds contest the validity of the whole or any part of any Impositions or utility payments or penalties and claims with respect thereto on the Leased Premises and the Improvements, defend against the same, and diligently conduct any necessary proceedings to prevent or avoid the same. Tenant shall not, during the prosecution of such proceedings, be deemed in Default hereunder so long as Tenant complies with the provisions of this Section 5.12. Any rebate made on account of any impositions or utility payments shall be repaid to the party making such payment. Landlord agrees to render to Tenant any and all reasonable assistance at no cost to Tenant, in contesting the validity or amount of any Impositions or utility payments, including (if required) joining in the signing of any protests or pleadings that Tenant may reasonably deem advisable to file; provided, however, if Landlord incurs reasonable out-of-pocket expenses in
--------- -------
rendering Tenant such assistance, Tenant promptly shall reimburse Landlord for same. During any such contest, Tenant shall (by payment or bonding of such disputed Impositions or utility payments, if necessary): (i) prevent any foreclosure of, or any divesting thereby of Landlord's interest in the Leased Premises; (ii) prevent the public sale or foreclosure of any lien for any Impositions or utility payments; and (iii) take whatever action is necessary to prevent Landlord from incurring or being exposed to any criminal or civil liability for any Impositions or utility payments. Landlord shall promptly reimburse Tenant for any such payment made by Tenant for Impositions or utility payments attributable to the Leased Premises that are the responsibility of Landlord hereunder, including any payments applicable to any period before the Effective Date or after termination of this Lease.

         5.13  Failure to Make Payments
               ------------------------

         5.13(a) Subject to Sections 5.10(a) and 5.13(b) and Tenant's right of contest under Section 5.12, if Tenant fails to pay when due without penalty any
(i) Impositions, (ii) utilities charges, (iii) principal and interest on any Leasehold Mortgage (after any applicable notice and grace period provided in such Leasehold Mortgage), (iv) insurance premiums described in Article VII, or (v) any other amounts required under this Lease (after any applicable notice and grace periods), then, in any of such events, Landlord may make all such payments.

         5.13(b) Landlord shall provide Tenant and (provided Tenant shall have given Landlord the name and address of the first Leasehold Mortgagee) the first Leasehold Mortgagee, if any, notice of its intention to make any payment under
Section 5.13(a) and give Tenant and any such Leasehold Mortgagee fifteen (15) days (or such lesser period as shall be necessary to avoid a loss of Tenant's interest in the Leased Premises) from the receipt of such notice to make payment itself. If Tenant or such Leasehold Mortgagee makes payment after receipt of such notice, it shall promptly provide evidence to Landlord that it has done so. Landlord shall not have to give any notice or delay in making any payment under this Section 5.13(b) if by so doing it would significantly increase the risk that it would lose its interest in the Leased Premises, whether by foreclosure sale or otherwise.

         5.13(c) Subject to any right of redemption Tenant may have under applicable law, Landlord may at any time redeem the Leased Premises from a foreclosure sale for the non-payment of any Impositions or other charges.

         5.13(d) Landlord need not inquire into the validity of any Impositions, other charges, or tax sale before making any payment under this Section 5.13. Landlord may require Tenant to repay Landlord the amount of such payments on demand or may treat the amount of such payments as additional Rental after the date of such payments, and if Tenant does not make such payment, Landlord shall have the same rights and remedies with respect thereto as Landlord has for the nonpayment of Rental. All such payments shall bear interest at the Lease Interest Rate from the date of payment by Landlord until reimbursement (unless the failure to pay was caused by the Management Company under the Management Agreement or by any substitute or replacement manager which is an Affiliate of Landlord under any subsequent management agreement).

         5.14  Chance in Use
               -------------

         From and after the date on which Tenant notifies Landlord of its intent to cease to operate the Leased Premises as a Hotel (the "Conversion Date"), annual Rental shall not be calculated in accordance with Exhibit A but instead
                                                         ---------
shall equal the greater of (a) the average annual Rental that was paid during the last two (2) full Fiscal Years preceding the Conversion Date or
(b) the fair market rental value of the Leased Premises (assuming the new use of the Leased Premises to be its highest and best use), which fair market rental value shall be agreed to by the parties within thirty (30) days after the Conversion Date; provided, however, if the parties cannot so agree within such
                 --------- -------
thirty (30) day period, the fair market rental value of the Leased Premises, given such use, shall be determined by appraisal in accordance with Section
9.02. All annual Rental due after the Conversion Date shall be paid in advance in twelve (12) equal monthly installments payable on the first Business Day of each month.


                                END OF SECTION V

                                  ARTICLE VI

                              Leasehold Mortgages
                              -------------------

         6.01  Leasehold Mortgages
               -------------------

         6.01(a) Tenant may, without Landlord's consent, from time to time pledge, deed in trust, mortgage, or encumber its interest in this Lease and/or the leasehold estate demised hereunder. Each such pledge, deed of trust, mortgage, or encumbrance, as the same may be extended, modified, amended, or replaced, shall be a "Leasehold Mortgage," and its holder or its holder's designee or nominee, a "Leasehold Mortgagee."

         6.01(b) Subject to Section 6.04, there shall be no limitation on the number of Leasehold Mortgages or on the principal amount and other sums secured thereby, and such principal amount and other sums may also be secured by other mortgages, deeds of trust, or security agreements. Any Leasehold Mortgage may secure loans for any purpose, and a Leasehold Mortgage may secure loans for the improvement of other properties in other locations. Any Leasehold Mortgage shall by its terms be made expressly subject to all of Landlord's rights under this Lease. Landlord shall recognize any Leasehold Mortgagee and deliver to same any notices given under this Lease, provided such Leasehold Mortgagee or Tenant shall have notified Landlord in writing of the existence of such Leasehold Mortgage and of the name and address of such Leasehold Mortgagee.

         6.02  Rights of Leasehold Mortgagees
               ------------------------------

         Landlord agrees with and for the benefit of each Leasehold Mortgagee and its heirs, personal representatives, successors, and assigns:

         6.02(a) When giving any notice to Tenant, including, without limitation, any notice as to (i) any Default under this Lease, (ii) an Event of Default, or (iii) any exercise of any right to terminate this Lease, Landlord shall also give a copy of such notice to each Leasehold Mortgagee; provided Landlord shall not be required to give such notice to any Leasehold Mortgagee the identity and address of which Tenant has not provided to Landlord. No such notice to Tenant shall be effective unless it is also given to each Leasehold Mortgagee, but Landlord shall not incur any liability to any Leasehold Mortgagee for failure to give such notice. The date on which Tenant and all Leasehold Mortgagees receive any such notice shall be a "Default Date."

         6.02(b) If a Default by Tenant occurs under this Lease, any Leasehold Mortgagee may cure such Default, and Landlord shall accept performance by such Leasehold Mortgagee as though it were performed by Tenant. After receiving a notice of a Default, in addition to the time that Tenant would have to cure after the receipt of notice thereof, Leasehold Mortgagee shall have an additional cure period of thirty (30) days. In the event of a Default, or if termination is sought by reason of an Event of Default, other than the payment of Minimum Rental or any other definite sum due Landlord, that cannot reasonably be cured within said period, the time for cure shall be extended for so long as any Leasehold Mortgagee is diligently attempting to cure such Default, provided that such Leasehold Mortgagee has begun proceedings to cure the Default within said period.

         6.02(c) In addition, if to cure any Default of Tenant under this Lease a Leasehold Mortgagee must perform any act other than the payment of any Minimum Rental or other definite sum due Landlord, no Event of Default will be deemed to exist, and Landlord shall have no right to terminate this Lease until Leasehold Mortgagee has had a reasonable opportunity either:

             (1) To cure such Default, if the Default is reasonably susceptible of cure by Leasehold Mortgagee after Leasehold Mortgagee obtains possession of the Leased Premises by appointment of a receiver, institution of foreclosure proceedings, or otherwise, or

             (2) To institute and with due diligence complete foreclosure or other appropriate proceedings to acquire possession of Tenant's interest in this Lease, if the Default is not reasonably susceptible of being cured by Leasehold Mortgagee even after it obtains possession.

         6.02(d) In the event of foreclosure under Section 6.02(c), Leasehold Mortgagee shall deliver to Landlord, no later than thirty (30) days after the expiration of the applicable grace period set forth in Subsection 6.02(b), an instrument by which Leasehold Mortgagee undertakes that:

             (1) During the pendency of any such foreclosure or other proceedings and until the interest of Tenant in this Lease shall terminate and Leasehold Mortgagee shall obtain possession of the Leased Premises, Leasehold Mortgagee shall pay Landlord, as it becomes due, all Rental; and

             (2) When, as, and if Leasehold Mortgagee shall obtain possession of the Leased Premises whether voluntarily, as a result of foreclosure proceedings, or otherwise, Leasehold Mortgagee shall (i) thereafter perform all of Tenant's obligations under this Lease accruing from and after the date Leasehold Mortgagee takes possession, provided that the Leasehold Mortgagee shall not be responsible to perform or see to the performance of any obligation of Tenant accruing before such date, except as set forth in Section 6.02(g), and (ii) pay all Rental accruing thereafter.

         6.02(e) For any Accounting Period as to which Leasehold Mortgagee cannot obtain sufficient information as to Gross Revenues so as to determine Percentage Rental, Percentage Rental shall be calculated (and paid, if more than Minimum Rental) in an amount equal to the average Percentage Rental due in the thirteen (13) previous Accounting Periods. If and when such information becomes available, Leasehold Mortgagee shall promptly calculate the amount of Percentage Rental actually due, and Landlord or Leasehold Mortgagee, as the case may be, shall promptly remit to the other any amounts owed without interest. No Percentage Rental shall be payable by Leasehold Mortgagee for any period before the applicable Default Date.

         6.02(f) If before the sale in any foreclosure proceeding instituted by a Leasehold Mortgagee, or if before the date on which Tenant's interest in this Lease shall otherwise be extinguished, the Default as to which Landlord shall have given any notice shall have been cured, the undertaking of Leasehold Mortgagee provided for in Section 6.02(d) shall automatically terminate and be without further force and effect.

         6.02(g) Notwithstanding Sections 6.02(c), (d), and (e), any Default of Tenant under any provision of this Lease that is not reasonably susceptible of being cured by a Leasehold Mortgagee shall be deemed to have been waived by Landlord upon completion of foreclosure proceedings or when Leasehold Mortgagee or a purchaser at a foreclosure sale shall otherwise acquire title to Tenant's interest in this Lease. Any Default that is reasonably susceptible of being cured after such completion or acquisition shall thereafter be cured with due diligence. Without limiting the generality of the foregoing, as used in this paragraph, a Default or an Event of Default, or unfulfilled obligation, not "reasonably susceptible" of being cured or performed by a Leasehold Mortgagee or a new tenant shall include, but not be limited to, (i) the failure to pay Percentage Rental for any period before a Default Date relating thereto; (ii) the failure by Tenant to keep books and records and deliver statements as required by this Lease (except to the extent of information in Leasehold Mortgagee's or such new tenant's possession);
(iii) the failure of Tenant to comply with the time requirements of any term or provision of this Lease; (iv) any bankruptcy, insolvency, or receivership or similar event related to Tenant; or (v) failure of Tenant to give any required notices or certificates to Landlord.

         6.02(h) A Leasehold Mortgagee may become the owner of Tenant's interest under this Lease, including Tenant's interest in all Improvements, by foreclosure or other enforcement proceedings, or by obtaining an assignment of this Lease in lieu of foreclosure or through settlement of or arising out of any pending or threatened foreclosure proceeding, without Landlord's consent and without any obligation to assume this Lease, but subject to its applicable terms and provisions. In such event, Leasehold Mortgagee shall have the right thereafter to assign this Lease under Article XI. Upon the delivery to Landlord of a duplicate original of an instrument of assignment containing the assignee's assumption of this Lease, such assignee of Leasehold Mortgagee shall become Tenant, and shall be substituted for Leasehold Mortgagee as the owner and holder of this Lease for all purposes as of the effective date of such assignment; from and after the effective date of such assignment, Leasehold Mortgagee shall be released from all liability under this Lease thereafter arising (it being understood that nothing herein shall be deemed to create any personal liability on the part of Leasehold Mortgagee).

         6.02(i) If Tenant fails to perform any of its obligations under this Lease, a Leasehold Mortgagee may perform such obligations on behalf of Tenant, whether or not Tenant is in Default under this Lease.

         6.02(j) No Leasehold Mortgagee shall be required to commence or continue any foreclosure or other proceedings or to obtain or continue possession of the Leased Premises, except to the extent specified as a prerequisite for exercise or preservation of Leasehold Mortgagee's rights.

         6.02(k) Tenant may delegate to the first Leasehold Mortgagee the right to exercise any and all rights of Tenant under the Lease.

         6.03  Right to a New Lease
               --------------------

         6.03(a) In the event of the termination of this Lease or of any new lease made under the provisions of this Section 6.03 before its stated expiration date, Landlord shall notify the first leasehold Mortgagee and certify in writing to the first Leasehold Mortgagee all amounts then due to Landlord under this Lease (or such new lease), and, at the first Leasehold Mortgagee's request, Landlord will enter into a new lease of the Leased Premises with the first Leasehold Mortgagee for the remainder of the Term, to commence as of the date of the termination of this Lease (or any new lease) at the same Rental and on all of the other terms of this Lease, on condition that:

             (1) The first Leasehold Mortgagee shall make written request to Landlord for such new lease not later than thirty (30) days from the date such notice of all amounts due Landlord is given to the first Leasehold Mortgagee; and

             (2) The first Leasehold Mortgagee shall pay to Landlord at the time of the execution and delivery of said new lease all sums that, as of the date of execution and delivery of such new lease, were past due and owing under this Lease or such prior new lease, except for Percentage Rental that is not then calculable, but which shall be paid in accordance with Section 6.02(e).

         6.03(b) Of the amounts owed by Tenant under the prior lease, any net income that Landlord shall have received from the Leased Premises after the termination of this Lease shall be deducted from the amounts payable to Landlord under the new lease. Upon the execution and delivery of such new lease, all subleases or concession agreements that previously had been assigned and transferred to Landlord shall thereupon be assigned and transferred without recourse by Landlord to the new tenant together with (i) all monies held by Landlord as security for the performance by any subtenant or other occupant of its respective obligations under its sublease or concession agreement and (ii) such other funds, if any, held by Landlord to which Tenant under this Lease would have been entitled but for the termination of this Lease and to which a successor in interest of Tenant would be legally entitled.

         6.04  Limitation on Leasehold Mortgagees
               ----------------------------------

         6.04(a) The provisions of Sections 5.13, 6.02, 6.03, 6.05, 6.06, and
6.07 shall only be for the benefit of Leasehold Mortgagees that are also Bona Fide Institutional Lenders. In addition, they shall only be for the benefit of the holders of Leasehold Mortgages that shall be, respectively, a first, second, and third lien, except that (i) if any such holder also holds a Leasehold Mortgage other than a first, second, or third Leasehold Mortgage, then they shall also be for the benefit of all such Leasehold Mortgages held by such Leasehold Mortgagee, and (ii) if any such holder holds more than one of the Leasehold Mortgages constituting a first, second, or third lien, then such Leasehold Mortgages shall for the purposes of this paragraph count as one lien. If the holders of more than one such Leasehold Mortgage shall make written requests to Landlord for a new lease in accordance with the provisions of Section 6.03, the new lease shall be entered into upon the request of the holder whose Leasehold Mortgage shall be prior in lien thereto and thereupon the written requests for a new lease of each holder of a Leasehold Mortgage junior in lien shall be void and of no force or effect.

                6.04(b) Subject to Section 6.04(a), the holder of any purchase money mortgage that may be given to a Leasehold Mortgagee or its assignee in connection with the assignment of this Lease or any new lease made under Section 6.03, or the sale of the leasehold estate created hereunder or thereunder, shall enjoy all of the rights, powers, and privileges granted in this Lease to Leasehold Mortgagees.

                6.05  Communications with Leasehold Mortgagees
                      ----------------------------------------

                Any notice or other communication that Landlord or a Leasehold Mortgagee shall desire or is required to give the other shall be made in accordance with the provisions of Section 12.03.

                6.06  Termination by Tenant
                      ---------------------

                Landlord shall not modify, cancel, or accept a surrender of this Lease, nor shall this Lease be terminated by Tenant (including a termination under the express provisions hereof), without the prior written consent of all Leasehold Mortgagees. Any such modification, cancellation, surrender, termination, or option election without the written consent of all Leasehold Mortgagees shall be void and of no force or effect.

                6.07  No Merger
                      ---------

                No union of the interests of Landlord and Tenant shall result in a merger of this Lease and the fee interests in the Leased Premises or any part thereof by reason of the fact that the same Person may own or hold (a) the leasehold estate created by this Lease or any interest in such leasehold estate, and (b) a fee interest in the Leased Premises or any part thereof or any interest in such fee estate; and no such merger shall occur without the prior written consent of all Leasehold Mortgagees and the execution of a written recordable instrument to such effect executed by the owner of title to the fee and leasehold interest in the Leased Premises and each such Leasehold Mortgagee.

         6.08  Mortaaqe Fees and Expenses
               --------------------------

         Tenant shall pay all fees and expenses of every character and description incurred in connection with the procurement of any Leasehold Mortgages under this Article VI.

         6.09  Equipment Leasing
               -----------------

         Some of the FF&E or other items of personal property installed on the Leased Premises may be (i) financed by a third-party lender, (ii) owned by an equipment rental company or vendor and leased to Tenant either directly or by way of an equipment sublease or an assignment of equipment lease from an equipment sublessor, or (iii) otherwise subject to a security interest. Any such lender, equipment leasing or subleasing company, vendor, or other holder of a security interest or its assignee shall be referred to as an "Equipment Lessor," and Landlord agrees to recognize the rights in any FF&E or other personal property granted to any Equipment Lessor. Provided that there is no Event of Default on Tenant's part, Tenant shall have the right at any time to remove any FF&E or other personal property, whether or not financed, leased, or subject to a security interest and whether or not affixed to the Leased Premises; to the extent of its interest therein, an Equipment Lessor shall also have such a right, regardless of whether Tenant is in Default under this Lease. Tenant or the other party causing such removal shall repair any damage to the Leased Premises caused thereby. Landlord waives the right of distraint except as to Tenant and agrees that any disposal or sale of the FF&E or other personal property may be made on the Leased Premises during the Term or within twenty
(20) days after the termination or expiration of this Lease.



                               END OF ARTICLE VI

                                  ARTICLE VII

                      Insurance, Damage, and Destruction
                      ----------------------------------

         7.01  General Liability and Workers' Compensation
               -------------------------------------------

         Commencing on the Effective Date, Tenant shall procure and maintain during the Term general liability insurance against claims for personal injury, death or property damage occuring on, in, or about the Leased Premises and/or the Improvements with a combined single limit of not less than twenty million dollars ($20,000,000) (which amount shall be adjusted every three (3) years in accordance with the Price Index) insuring Landlord, Tenant, and any Leasehold Mortgagee, which insurance shall contain such limits and other terms as shall be mutually reasonably agreeable to Tenant and Landlord and as may be reasonably required by the first Leasehold Mortgagee. Tenant shall carry workers' compensation and employer's liability insurance as may be required under applicable workers' compensation laws.

         7.02  Property and Business Interruption Insurance
               --------------------------------------------

         7.02(a) Tenant shall keep the Improvements and FF&E and other personal property on the Leased Premises continuously insured against loss or damage from
(i) all perils covered by "all risk" (as such term is commonly used in the insurance industry, excluding earthquake and flood) coverage, in amounts sufficient to satisfy the requirements of the first Leasehold Mortgagee and not less than ninety percent (90%) of the replacement cost thereof and (ii) explosion of boilers, pressure vessels, pressure pipes, and sprinklers installed at the Leased Premises, to the extent applicable.

         7.02(b) Tenant shall carry business interruption insurance, covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 7.02(a) during a period of at least one (1) year after such an occurrence, of a type and in such amounts as are (i) required under Section 12.01D of the Management Agreement (for so long as the Hotel is operated under the Management Agreement) or (ii) reasonable in light of the operations conducted on the Leased Premises (in all other cases).

         7.02(c) All policies under this Section 702 shall provide that any insurance proceeds shall be payable to Tenant, Landlord, and any Leasehold Mortgagees, as their interests may appear; provided, however, any loss payable
                                           --------- -------
under any property
insurance policy will be adjusted solely by Tenant with the prior written consent of the first Leasehold Mortgagee. If the Insurance proceeds are made payable to Landlord or Tenant and do not include the first Leasehold Mortgagee's interest, Landlord and Tenant hereby agree to transfer any such payment to the first Leasehold Mortgagee, if the applicable Leasehold Mortgage so provides;

provided, however, that for so long as the Leased Premises are subject to the
--------- -------
Management Agreement, each Leasehold Mortgage shall provide that, in the absence of a default thereunder, insurance proceeds shall be made available for repair and restoration of the Improvements.

         7.03  Coverage and Certificates
               -------------------------

         7.03(a) All. insurance described in Sections 7.01 and

7.02 shall be at Tenant's expense and written by insurance companies of recognized responsibility (or by Tenant or an Affiliate qualifying as a self insurer in the state where the Leased Premises are located) and may be obtained by Tenant under any blanket insurance policies, provided such blanket policies substantially fulfill the requirements specified herein or, so long as the Management Agreement is in effect, in the Management Agreement. Any such blanket policy shall indicate the amounts of coverage applicable to the Improvements. Such policies shall contain deductible limits and self--insured retentions as are then generally customary for similar properties. Should Landlord and Tenant not agree upon what is generally customary, either may submit the issue to arbitration under Section 9.01.

         7.03(b) If Landlord so requests, Tenant shall furnish Landlord with certificates of insurance evidencing the coverage required under Sections 7.01 and 7.02 to be in effect. The certificates shall include a provision for thirty
(30) days' advance written notice by the insurer to Landlord and any Leasehold Mortgagee in the event of any material change or cancellation of such insurance.

         7.04  Management Agreement; Insurance Following Change of Use
               -------------------------------------------------------

         So long as a Hotel is operated on the Leased Premises, and so long as the Management Agreement shall be in effect, insurance carried under the Management Agreement shall be deemed to comply under Sections 7.01, 7.02, and
7.03 hereof. If the Leased Premises are no longer used as a Hotel, Tenant shall carry all such insurance as shall be reasonable to protect Tenant and Landlord for such new use. In no event shall the insurance for such new use be less than that required under this Article VII without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         7.05  Damage or Destruction
               ---------------------

         7.05(a) If the Improvements are damaged by fire, casualty or other cause so that (i) the Improvements cannot reasonably be repaired or replaced within one (1) year after such event or (ii) the proceeds of insurance available are less than ninety percent (90%) of the estimated repair or replacement costs; or (iii) the cost of the repair or replacement exceeds thirty percent (30%) of their fair market value immediately preceding such damage, as reasonably estimated by Tenant, and (A) there are fewer than ten (10) years remaining in the Term or (B) the remainder of the current term of the Management Agreement (or replacement management agreement applicable to the Hotel) is less than ten
(10) years and the Management Company (or other manager) fails to agree to extend such term to a date at least ten (10) years after the estimated date of completion of such repair or replacement (each, a "Major Casualty"), Tenant may, with the prior written consent of the first Leasehold Mortgagee, terminate this Lease upon written notice given within ninety (90) days after such damage. This Lease shall then terminate upon (i) receipt by Landlord of Tenant's notice of termination, (ii) satisfactory evidence that any Leasehold Mortgage has been released, (iii) the safeguarding or razing of the Improvements in accordance with Section 3.05, and (iv) payment by Tenant to Landlord of all Rental and other amounts owed Landlord or any other person or entity under this Lease to the date of termination. The Leased Premises and any Improvements remaining thereon shall be surrendered to Landlord.

         7.05(b) If Tenant elects to terminate this Lease under this Section 7.05, notwithstanding the provisions of Section 7.02, the proceeds of any property insurance policy received by Landlord shall not be released to Tenant or any Leasehold Mortgagee until Landlord has received evidence reasonably satisfactory to it that such proceeds will be used to make possible Tenant's compliance with all its obligations under this Section 7.05,

         7.05(c) If Tenant does not elect to terminate this Lease following a casualty, then Landlord shall have no claim to any insurance proceeds as provided in this Section 7.05. In addition, the provisions of this Section 7.05 shall not be construed to limit Tenant's rights under Section 3.02.

         7.05(d) Landlord shall have no right to terminate this Lease as a result of any partial or total destruction of the Improvements, FF&E, or other personal property on the Leased Premises or any part thereof by fire or other casualty.

         7.06  No Abatement of Rent
               --------------------

         Subject to the provisions of Sections 5.14 and 7.05, no partial or total destruction of the Improvements, FF&E, or other personal property on the Leased Premises or any part thereof by fire or other casualty shall permit Tenant to surrender or terminate this Lease, relieve it from its obligation to pay in full the Rental and other amounts payable by it, or relieve it from any other obligation under this Lease.


                               END OF ARTICLE VII

                                  ARTICLE VIII

                                  Condemnation
                                  ------------

         8.01  Definitions
               -----------

         The following definitions apply to a taking of or damage to part or all of the Leased Premises or Improvements or any interest in them by eminent domain or condemnation or otherwise:

         8.01(a) "Taking" means (a) a taking of any interest in the Leased
                  ------
Premises by eminent domain, condemnation, compulsory acquisition, or similar proceedings by any competent authority or otherwise for any public or quasi-public use or purpose or (b) a voluntary conveyance in lieu thereof of title to or any interest in the Leased Premises under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. A Taking shall be considered to have taken place as of the date on which Tenant is deprived of possession or use of all or a portion of the Leased Premises or the Improvements.

         8.01(b) "Total Taking" means the Taking of the fee title to all the
                  ------------
Leased Premises and title to the Improvements.

         8.01(c) "Substantial Taking" means the Taking of the fee title to or
                  ------------------
any interest in a portion of the Leased Premises or title to or any interest in a portion of the Improvements, or both, if the following conditions result:

             (1) Such Taking (A) materially impedes Tenant's ability to conduct business on the Leased Premises in substantially the same manner as before the Taking or (B) is reasonably expected to have a material adverse effect on the income which Tenant may derive from the Leased Premises through the conduct of such business, or

             (2) The cost of repairing or replacing the Improvements (or, if no repair or replacement is feasible, the value of the Improvements taken) exceeds thirty percent (30%) of the fair market value of the Improvements immediately before such Taking as reasonably estimated by Tenant.

         8.01(d) "Partial Taking" means any Taking of the fee title to or any
                  --------------
interest in the Leased Premises or title to or any interest in the Improvements that is not either a Total Taking or a Substantial Taking.

         8.01(e) "Notice of Intended Taking" means any notice on which a
                  -------------------------
reasonably prudent person would rely and that he would interpret as expressing an existing intention of any Person having authority to effect a Taking as distinguished from a mere preliminary inquiry or proposal. It includes the service of a condemnation summons and complaint on a party to this Lease. The notice is considered to have been received when a party to this Lease receives from the condemning entity a written notice of intent to effect a Taking containing a description or map of the area affected by the intended Taking, reasonably defining its extent.

         8.01(f) "Award" means compensation paid for the Taking whether under
                  -----
judgment or by agreement or otherwise, together with all interest thereon.

         8.02  Notice of Taking; Representation
               --------------------------------

         8.02(a) Each party shall promptly give the other notice of the receipt, contents, and date of any of the following kinds of notices it receives:

               (1)  Notice of Intended Taking;

               (2) Service of any legal process relating to a Taking or intended Taking of the Leased Premises or Improvements;

               (3) Notice in connection with any proceedings or negotiations with respect to such a Taking; or

               (4) Notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of a Taking.

         8.02(b) Landlord, Tenant, and all persons and entities holding under Tenant (including each Leasehold Mortgagee) shall each have the right to represent its respective interest in each proceeding or negotiation with respect to a Taking or intended Taking and to make full proof of its claim. No agreement, settlement, sale, or transfer to or with the Taking authority shall be made without the consent of Landlord, Tenant, and each Leasehold Mortgagee, if any. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this Lease relating to Takings.

         8.03 Total Taking
              ------------

         Upon the occurrence of a Total Taking, this Lease shall terminate as of the date Tenant is deprived of possession or use of the Leased Premises and the Improvements, and Tenant and Landlord each shall be entitled to prosecute a separate claim for an Award in the amount of the interest of such party which is taken. In the event an Award is made to only one party, then such Award shall be allocated to each party in interest in accordance with the value of the interest taken.

         8.04 Substantial Taking
              ------------------

         In the event of a Substantial Taking, Tenant shall have the option to terminate this Lease by giving written notice thereof to Landlord not later than sixty (60) days after the date of the Taking. Tenant and Landlord each shall be entitled to prosecute a separate claim for an Award in the amount of the interest of such party which is taken. In the event an Award is made to only one party, then such Award shall be allocated to each party in interest in accordance with the value of the interest taken. In the event an Award is made to only one party, then such Award shall be allocated to each party in interest in accordance with the value of the interest taken. If Tenant elects not to terminate, such Taking shall be treated as a Partial Taking.

         8.05 Partial Taking
              --------------

         In the event of a Partial Taking, this Lease shall terminate only as to the part of the Leased Premises taken and shall continue in full force and effect for the part not taken without abatement, reduction, or other effect on the Term or the obligation of Tenant to pay in full Impositions and other sums to be paid by Tenant with respect to the part of the Leased Premises not so taken, except that the Minimum Rental shall be reduced by the ratio the fair market value of the Leased Premises after any restoration of the Improvements following the Taking bears to the fair market value of the Leased Premises and Improvements before the Taking. Any Award for a Partial Taking shall be paid to Landlord, which shall pay such funds to Tenant to repair and restore such portion of the Improvements not taken so that the same will be in good repair for the uses intended by this Lease. The balance of any Award shall be allocated to each party in interest in accordance with the value of the interest taken (with Tenant's share being reduced by the amount of the Award first paid to Tenant pursuant to the preceding sentence). In the event an Award is made to only one party, then such Award shall be allocated to each party in interest in accordance with the value of the interest taken.

         8.06 Temporary Taking
              ----------------

         If all or any portion of the Leased Premises are taken for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of Rental. Tenant shall be entitled to claim and retain any Awards in the form of Rental or payments in lieu thereof recoverable for such Taking, except that if it shall be for a period extending beyond the end of the Term, Landlord shall be entitled to receive such portion of the Award as shall be attributable to the portion of such period occurring after the Term. In the event that the Award to Tenant, together with any income derived from the Leased Premises, is not sufficient for Tenant to pay Rental hereunder and Tenant's other operating expenses, Tenant shall be entitled to terminate this Lease after six (6) months upon thirty (30) days' written notice to the Landlord.

         8.07  Disputes in Division of Award
               -----------------------------

         8.07(a) In case the respective portions of any Award to be received by Landlord, Tenant, and any Leasehold Mortgagee shall not be fixed in the proceedings for such Taking and if Landlord, Tenant, and any Leasehold Mortgagee shall not agree in writing on such respective portions within thirty (30) days after the date of the final determination of the amount of such Award, the amounts of such respective portions shall be determined by arbitration in the manner provided in Section 9.01. Upon the completion of such arbitration proceeding, such Award or Awards shall be paid to Landlord, Tenant, and any Leasehold Mortgagee in accordance with the determination of the arbitrators.

         8.07(b) Any dispute concerning fair market value under this Article shall be resolved in accordance with Section 9.02.

         8.08  Leasehold Mortgagee to Hold Awards
               ----------------------------------

         If this Lease is not terminated in the event of a Taking, the Award to Tenant shall be paid to the first Leasehold Mortgagee, if any, who shall hold, apply, and make available the Award as provided in its Leasehold Mortgage.


                              END OF ARTICLE VIII

                                  ARTICLE IX

                            Arbitration; Appraisal
                            ----------------------


         9.01 Arbitration
              -----------

         9.01(a) A dispute concerning any issue of fact specifically mentioned herein as a matter to be decided by arbitration shall be resolved as provided in this Section 9.01.

         9.01(b) Except as specified below, disputes to be arbitrated hereunder shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding on the parties. The arbitrators shall have no right to amend or modify this Lease, and they shall apply the law of the state in which the Leased Premises are located.

         9.01(c) Within twenty (20) days after a demand by the other to arbitrate, Landlord and Tenant shall each appoint a fit and impartial person as arbitrator who shall have had at least ten (10) years' experience in a calling connected with the subject matter of the dispute (a "Qualified Arbitrator"). Such appointment shall be signed in writing by each party to the other. If either Landlord or Tenant shall fail to appoint a Qualified Arbitrator for a period of twenty (20) days after written notice from the other party to make such appointment, then the party having made such appointment shall apply to the American Arbitration Association for the appointment of a second Qualified Arbitrator (subject, however, to the rights of any Leasehold Mortgagee under Section 9.01(f)) and the two so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third Qualified Arbitrator. If such arbitrators fail to agree on a third arbitrator within forty-five (45) days after appointment of the second arbitrator, then the American Arbitration Association shall appoint such third Qualified Arbitrator.

         9.01(d) The decision of the arbitrators shall be rendered within thirty
(30) days after appointment of the third arbitrator, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of Landlord and Tenant. A judgment of a court of competent jurisdiction may be entered on the award of the arbitrators.

         9.01(e) If a dispute shall be submitted to arbitration, notice of appointment of the arbitrators shall be given to any Leasehold Mortgagee who prior thereto shall have given Landlord a written notice specifying its name and address. Such Leasehold Mortgagee shall then have the right to participate in the arbitration proceedings, provided that such participation shall be in association with Tenant and shall not (i) entitle such Leasehold Mortgagee to participate in the appointment of Tenant's arbitrator, (ii) allow it to appoint an additional arbitrator, or (iii) enlarge Tenant's rights in such arbitration proceeding.

         9.01(f) If under any provision of this Lease a matter shall be submitted to arbitration under a procedure requiring the appointment of an arbitrator by Tenant and Tenant shall fail to appoint an arbitrator, the first Leasehold Mortgagee, if any, shall have an additional twenty (20) days to appoint an arbitrator to represent Tenant's interests.

         9.02 Appraisal.
              ---------

         9.02(a) In the event of a dispute as to the fair market value or the fair market rental value (both the fair market value and the fair market rental value, as the case may be, being hereinafter referred to as the "fair market value" for purposes of this Section 9.02) of the Improvements or the Leased Premises or any interest therein, such fair market value shall be determined in accordance with the following:

         9.02(b) If the parties hereto cannot agree on the fair market value within thirty (30) days after either party requests an agreement upon the fair market value, then each party shall, within fifteen (15) days, appoint an MAI appraiser having at least ten (10) years' experience in the valuation and appraisal of commercial hotel properties and shall notify the other party of such choice. In the event that either party hereto does not designate an appraiser within said fifteen (15) day period, the other party hereto shall have the right to appoint the second appraiser; provided, however, that in the event
                                           --------- -------
that the Tenant does not appoint an appraiser within such fifteen (15) day period, the first Leasehold Mortgagee, if any, shall first have a period of fifteen (15) days to appoint the appraiser on Tenant's behalf and at Tenant's sole cost and expense. The two appraisers so selected shall together appoint a third appraiser of like qualification. If the first two appraisers selected cannot agree on the third appraiser, the third appraiser shall be selected by arbitration in accordance with Section 9.01 hereof. In an event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as provided for the employment of the appraiser so failing, refusing or being unable to act. No appraiser shall have, directly or indirectly, any material interest in or material business or professional relationship with any party or any of its Affiliates, and the compensation of each such appraiser shall be determined and embodied in a written contract before any appraisal is prepared.

         9.02(c) Immediately following the selection of the third appraiser, the three appraisers shall proceed to appraise the fair market value of the interest to be valued, treating the current or intended use of the Leased Premises as its highest and best use. The fair market value of the interest appraised shall be the average of the three appraisals reported, provided, however, that in the
                                              --------  -------
event any appraisal departs from the middle appraisal by more than twenty percent (20%), such figure shall be disregarded and the fair market value of the interest appraised shall be the value of the remaining appraisals reported. If both the high and low appraisals depart from the middle appraisal by more than twenty percent (20%), the middle appraisal shall be deemed to be the fair market value of the interest appraised.

         9.02(d) Each party shall pay the fees and expenses of the two original appraisers appointed by it or on its behalf, and the fees and expenses of the third appraiser shall be borne equally by the parties.



                               END OF ARTICLE IX

                                   ARTICLE X

                                    Default
                                    -------

         10.01  Events of Default
                -----------------

         Any of the following shall constitute an "Event of Default" (and any of the following without the giving of notice or the passage of time or both shall constitute a "Default"):

         10.01(a) Tenant shall fail to pay any Rental or other sums due Landlord when due, and such failure shall continue for a period of ten (10) days following receipt of written notice from Landlord to Tenant that such sums are past due; provided, however, that it shall not be an Event of Default hereunder
          --------  -------
if Tenant fails to pay Rental or any other sums due hereunder during any period in which the Management Company is wrongfully withholding any money from the Tenant under the Management Agreement or during which any "event of default" by Management Company has occurred and is continuing under the Management Agreement; or

         10.01(b) Tenant or Landlord shall fail to observe or perform in any material respect any of the other covenants, terms, or conditions contained in this Lease, or a warranty made by either Tenant or Landlord shall fail to be accurate and complete in all material respects, and such failure or inaccuracy shall continue and not be cured for a period of thirty (30) days after receipt of written notice from the other party to the defaulting party, provided that if the default is not reasonably susceptible of being cured within thirty (30) days, an Event of Default shall only occur if the defaulting party fails promptly to commence such cure or fails thereafter diligently to pursue such efforts to completion.

         10.02  Landlord's Rights Upon an Event of Default
                ------------------------------------------

         Upon the occurrence of an Event of Default by Tenant, or at any time thereafter during the continuance of such Event of Default, in addition to any other remedies Landlord may have under this Lease, Landlord may, subject to the provisions of Article VI, elect to terminate this Lease by giving no less than thirty (30) days' prior written notice thereof to Tenant and to all Leasehold Mortgagees (provided that if a cure is effected within such 30-day period, Landlord shall not have the right to terminate this Lease), and upon such termination Landlord may then or at any time thereafter:

         l0.02(a) Re-enter and take possession of the Leased Premises or any part thereof and all Improvements, and may remove Tenant from the Leased Premises without resort to any legal proceedings and without being deemed guilty of any trespass or becoming liable for any loss or damage that may be occasioned thereby, except such loss or damage as may result from Landlord's gross negligence or willful misconduct (or the gross negligence or willful misconduct of Landlord's employees, officers, directors, representatives, agents or contractors); and/or

         10.02(b) Bring an action for summary possession of the Leased Premises or any part thereof as provided by law.

         10.03  Tenant's Rights Upon an Event of Default
                ----------------------------------------

         Upon the occurrence of an Event of Default by Landlord, or at any time thereafter during the continuance of such Event of Default, Tenant's remedies under this Lease shall include, without limitation, an action for damages or specific performance. Tenant's remedies under this Lease shall be cumulative, and no remedy expressly provided for herein shall be deemed to exclude any other remedy allowed by law or equity or by other provisions of this Lease. In the event that Tenant terminates this Lease as a result of an Event of Default by Landlord, Landlord shall pay Tenant the fair market value of the Improvements, as agreed to by Landlord and Tenant within thirty (30) days thereafter (or, if no such agreement is reached, as determined by appraisal in accordance with
Section 9.02).

         10.04  Implied Waiver
                --------------

         The failure of Landlord or Tenant to insist on strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, or option, or a waiver or relinquishment at that time or in the future of any other covenant, condition, or option, but the same shall be and remain in full force and effect. Acceptance by Landlord of Rental from Tenant with knowledge of the existence of a breach of this Lease by Tenant shall not constitute a waiver of such breach, nor a waiver of the right of Landlord to insist upon Tenant's curing such breach or default. Payment by Tenant of Rental to Landlord with knowledge of the existence of a breach of this Lease by Landlord shall not constitute a waiver of such breach, nor a waiver of the right of Tenant to insist upon Landlord's curing such breach or Default.

                                END OF ARTICLE X

                                   ARTICLE XI

                           Assignment and Subletting
                           -------------------------

         11.01  Binding Effect
                --------------

         This Lease shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns and, except as provided in Sections 11.02 and 11.03, Tenant shall neither assign its interest in this Lease or Sublet part or all of the Leased Premises.

         11.02 Assignment
               ----------

         11.02(a) Any Tenant shall be free to assign its interest in this Lease on condition that:

              (1) Such assignment shall be in writing duly executed and acknowledged by the assignee in proper form for recording;

              (2) A duplicate original of such assignment shall be delivered to Landlord, together with an assumption agreement properly executed by the assignee in form for recording, under which the assignee shall assume all of the terms, covenants, and conditions of this Lease to be performed by Tenant from and after the date of such assignment; and

              (3) Such assignee is of good moral character and is not controlled by persons as to whom Landlord has a reasonable basis for believing either are engaged in criminal activities or that they are associates or agents of criminals. Unless Landlord shall have notified Tenant within ten (10) days after receipt of written notice from Tenant of the name of any proposed assignee of its objections to such assignee for any of the reasons set forth in this Section 11.02(a)(3), Landlord shall be deemed to have waived any such objections to such assignee.

         11.02(b) An assignment of this Lease by a Tenant shall not release or discharge Tenant from any obligation or liability that Tenant may incur under this Lease before the effective date of the assignment, nor shall it prevent Landlord from proceeding against the Leased Premises in accordance with
Article X if an Event of Default shall have occurred and be continuing.

         11.03 Subletting
               ----------

         11.03(a) Tenant may sublet, underlet, or license all or part of the Leased Premises, provided that such sublease, underlease, or license shall be subject to this Lease and that in case of a sublease or underlease of all or substantially all of the Leased Premises, a copy of such sublease or underlease shall be delivered to Landlord. Any such sublease, underlease, or license shall by its terms not extend beyond the Term.

         11.03(b) Landlord shall, as provided below, at Tenant's request, agree with any sublessee of Tenant (i) under a non-disturbance agreement in form reasonably satisfactory to Tenant not to disturb such sublessee's quiet enjoyment of the subleased premises upon termination of this Lease (except upon final termination in 2088), provided that such sublessee is not in default beyond the expiration of any applicable notice and grace period under its sublease and that it attorns to Landlord as successor to sublandlord, (ii) while this Lease remains in effect, to provide to such sublessee copies of all notices it may give under this Lease, and (iii) to permit such sublessee an additional five (5) days in the case of a Default involving the non-payment of Rental or any other sums due and payable hereunder or an additional thirty (30) days in the case of any other Default (subject to an additional reasonable period if such Default is not capable of being cured within such thirty (30) day period but a cure is commenced during such period and thereafter diligently pursued) to cure any Default on Tenant's behalf. Each such non-disturbance agreement shall provide that it does not otherwise extend the time for payment of Rental or the performance of any other act required under this Lease. For so long as the Leased Premises are used as a hotel, Landlord shall only be required to enter into a non-disturbance agreement with a sublessee of the entirety of the Leased Premises. If the Leased Premises are no longer used as a hotel, Landlord shall only be required to enter into a non-disturbance agreement with any sublessee of at least ten thousand (10,000) square feet of the heated floor space then existing on the Leased Premises. In addition, in no event shall Landlord be required to enter into a non-disturbance agreement with any party that Tenant could not assign this Lease to under Sections 11.01 and 11.02.


                               END OF ARTICLE XI

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

         12.01  Brokers' Fees
                -------------

         No real estate broker or agent has been a party to this transaction. Each party shall hold the other harmless against the claim of any real estate broker or agent claiming to have acted on its behalf.

         12.02  Gender and Number
                -----------------

         Words of any gender used in this Lease shall include the other gender, and words in the singular shall include the plural, when the context requires.

         12.03  Notices
                -------

         Notices and other communications to be given under this Lease shall be in writing and delivered by hand against receipt or sent by certified mail, registered mail, Express Mail Service, or other nationally used overnight delivery service, with postage prepaid and, in the case of registered or certified mail, return receipt requested, and addressed as follows:

              If to Landlord:
              --------------
              [                    ]
               --------------------
              Law Department
              10400 Fernwood Road
              Bethesda, Maryland 20817
              Attention:  Assistant General Counsel Corporate Finance

              If to Tenant:
              ------------

              Fairfield Inn by Marriott Limited Partnership
              10400 Fernwood Road
              Bethesda, Maryland 20817
              Attention:  Assistant General Counsel Corporate Finance

              With copies to:

              Tenant's Leasehold Mortgagee(s) at the address(es) provided to Landlord by Tenant or such Leasehold Mortgagees from time to time or at such other address as from time to time designated by the party to receive the notice. The date of service of such notices shall be the date such notices are received or refused, as the case may be, as shown on the return receipt.

         12.04 Applicable Law
               --------------

         The laws of the state in which the Leased Premises are situated shall govern the validity, performance, and enforcement of this Lease.

         12.05 Partial Invalidity
               ------------------

         If any provision of this Lease shall be invalid or unenforceable it shall not affect the validity of any other provision.

         12.06  Authority to Execute
                --------------------

         The officers of Tenant and Landlord individually and severally are duly authorized to execute this Lease on behalf of their respective principals.

         12.07 Recording
               ---------

         Landlord and Tenant shall execute for purposes of recordation in the appropriate recording office a memorandum or short form of this Lease containing the names of the parties, a description of the Leased Premises, the Term, and such other provisions as either party may require. Tenant shall bear the cost of recording the memorandum or short form of this Lease. Each party agrees that it will not record this Lease in its entirety unless such a recording is required by any Leasehold Mortgagee or by applicable law.

         12.08 Headings
               --------

         Headings of particular sections are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular section to which they refer.

         12.09 No Partnership
               --------------

         Although this Lease provides for the payment of Rental based in part on percentages of Gross Revenues, Landlord shall not be considered a partner or associate of Tenant in the conduct of Tenant's business, and the relationship between the parties is and shall at all times remain that of landlord and tenant.

         12.10  Estoppel Certificates: Other Information
                ----------------------------------------

         12.10(a) Landlord and Tenant shall, at any time and from time to time within fifteen (15) days of the request of the other party, a Leasehold Mortgagee, a prospective Leasehold Mortgagee, or a prospective or actual mortgagee of Landlord under Section 5.01(b), execute, acknowledge, and deliver to the requesting entity a certificate stating:

              (1) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating such modifications);

              (2) The dates, if any, to which Minimum Rental, Percentage Rental, and any other sums due Landlord have been paid;

              (3) Whether, to the knowledge of the party making such certification, there are any existing defaults by the other party, and, if so, specifying the nature of such defaults;

              (4) The remaining Term hereunder; and

              (5) Such other matters as may be reasonably requested.

         12.10(b) Any such certificate may be relied on by any party to whom it is directed.

         12.10(c) Landlord agrees to make available to Sumitomo Trust & Banking Co. (U.S.A.) ("Sumitomo") the information required with respect to Landlord by
Section 8.01(m) of the Credit Agreement by and between the initial Tenant and Sumitomo in effect as of the date hereof so long as said Credit Agreement, as amended, modified or replaced from time to time, is in effect.

         12.11 Holding Over
               ------------

         This Lease shall terminate without further notice at expiration of the Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease.

         12.12  Limited Liability
                -----------------

         Notwithstanding any other provision of this Lease, the respective partners (general or limited), shareholders, directors, officers, agents, representatives and employees of Tenant or its successors and assigns shall be under no personal liability with respect to any of the provisions of this Lease, and if Tenant is in breach or Default with respect to its obligations or otherwise under this Lease, Landlord shall have recourse solely to Tenant's assets and not to the assets of any such partner, shareholder, director, officer, agent, representative or employee.

         12.13  Attorneys' Fees
                ---------------

         If either party brings suit in a court of competent jurisdiction concerning this Lease or submits a matter to arbitration as provided herein, the substantially prevailing party in said action shall be awarded reasonable attorneys' and arbitrators' fees, court costs, and other actual out-of-pocket expenses from the other.

         12.14  Exhibits
                --------

         The exhibits to this Lease shall be incorporated herein and considered a part hereof. In the event of any conflict between the provisions of Exhibit A
                                                                      ---------
and those of any other provision of this Lease, the provisions of Exhibit A
                                                                  ---------
shall control.


         12.15  Entire Agreement; Merger; Amendment
                -----------------------------------

         This Lease contains all the agreements between the parties with respect to the matters contained herein and may not be modified other than by an agreement in writing signed by all the parties or their respective successors or assigns. All prior written and oral understandings and agreements shall be deemed to have merged into this Lease and have no further force and effect. This Lease may be amended or modified only by written instrument signed by the parties hereto. No amendment or modification hereof shall be effective against the first Leasehold Mortgagee unless the first Leasehold Mortgagee shall first have consented thereto in writing.

         12.16  Successors and Assigns
                ----------------------

          The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

         12.17  Conveyance by Landlord.
                ----------------------
         Notwithstanding any other provision of this Lease, for so long as the initial Tenant is the tenant under this Lease, Landlord covenants and agrees that it shall not sell, convey, bargain, transfer, grant or assign all or any part of Landlord's Interest without the prior written consent of the first Leasehold Mortgage.

         IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date first written above.


Attest:                            LANDLORD:
                                   [                   ]
                                    -------------------

-------------------------          By:
Assistant Secretary                    -----------------
                                       Vice President


Attest:                            TENANT:

                                   FAIRFIELD INN BY MARRIOTT
                                   LIMITED PARTNERSHIP

                                   By:  Marriott FIBM One
                                        Corporation

                                        General Partner


                                   By:
---------------------                  -----------------
Assistant Secretary                    Vice President

                                   EXHIBIT A
                                    RENTAL
                                    ------


YEAR            MINIMUM RENTAL          PERCENTAGE RENTAL
----            --------------          -----------------

1989-1994
1995-1999
1999-2002
Thereafter*














* The Minimum Rental will be recalculated for every five year period beginning on January 1, 2001, at the greater of (i) the average annual Rental for the previous five year period as adjusted by 50% of the increase in the Price Index over such five year period; or (ii) 80% of the average annual Rental paid during such five year period.

                                   EXHIBIT B

                                LEASED PREMISES
                                ---------------

                                  EXHIBIT C

                                 ENCUMBRANCES
                                 ------------